Exhibit 10.1

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NFL INTERACTIVE MEDIA RIGHTS AGREEMENT

among

NFL ENTERPRISES, L.P.,

and

AMERICA ONLINE, INC.,

CBS BROADCASTING INC.,

SPORTSLINE.COM, INC.

Dated as of July 6, 2001

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NFL INTERACTIVE MEDIA RIGHTS AGREEMENT

This NFL Interactive Media Rights Agreement (the “Agreement”) is made as of this 6th day of July, 2001 (hereafter the “Effective Date”) by and among:

A. NFL Enterprises, L.P., a Delaware limited partnership (“NFLE”);

B. CBS Broadcasting Inc., a New York corporation (“CBS”);

C. America Online, Inc., a Delaware corporation (“AOL”); and

D. SportsLine.com, Inc., a Delaware corporation (“SportsLine”).

SportsLine, CBS and AOL are collectively the “Interactive Parties.” NFLE, CBS, SportsLine and AOL are each individually a “Party” and are collectively the “Parties.”

R E C I T A L S :

(1) NFLE operates certain Websites (as defined herein) featuring Content relating to the National Football League and its Member Clubs (as defined herein) (collectively the “NFL”); and

(2) NFLE owns or has the commercial right to license certain trademarks, service marks, logos, and certain copyrights and other intellectual property rights in valuable content, in each case relating to the NFL; and

(3) NFLE proposes to grant or to cause NFL Productions LLC, a Delaware limited liability company (“NFL Productions”) and/or National Football League Properties, Inc., a California corporation (“NFLP”) to grant to the Interactive Parties, as applicable, subject to the terms and conditions of this Agreement, certain intellectual property and other contract rights in connection with the online properties of NFLE and certain other emerging technologies as specified herein in exchange for the rights and benefits specified herein; and

(4) the Interactive Parties propose to assume certain associated obligations (in each case as more fully defined herein); and

(5) the rights to be granted and obligations assumed by NFLE and the Interactive Parties, as applicable, consist of the following categories, in each case subject to the terms, conditions and limitations more specifically set forth herein, and in connection therewith the Parties acknowledge that the categories set forth in the recitals are intended for purposes of reference only and that the more specific provisions referenced therein shall control:

(A)	Intellectual Property Rights and Obligations.

(1)	the exclusive right and obligation to produce, host, distribute and design and display the NFL.com, Superbowl.com, NFLEurope.com, PlayFootball.com Websites and the Customized Sites (as defined herein) (collectively, and including for the avoidance of doubt the Co-branded Areas, the “NFL Sites”), as set forth in Section 1 (the “Hosting and Production Rights”);

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(2)	the exclusive right to receive from NFLE and to exploit, in each case in the field of use specified herein, certain trademarks, service marks, logos, copyrighted material, information, images and other intellectual property associated with the production of the NFL Sites and the exercise of the other rights granted herein, as set forth in Section 2 (the “NFL Contributed Content Rights”);

(3)	the agreement by NFLE not to permit the licensing of NFL Content or grant certain other rights to certain third parties specified in the Agreement, as set forth in Section 3 (the “Internet Exclusivity Rights”);

(4)	certain rights relating to the Member Club Websites included in the NFL Internet Network, as set forth in Section 4 (the “NFL Internet Network Rights”);

(5)	the rights to produce and use the Marks in connection with, certain interactive Fantasy Football Products and other related online fantasy applications on the NFL Sites, as set forth in Section 5 (the “Interactive Game Rights”);

(6)	the rights to use certain NFL Content in the online and offline promotion of the NFL Sites, as set forth in Section 6 (the “NFL.com Promotional Rights”);

(7)	the rights to use certain NFL Content in the online and offline promotion of AOL and SportsLine products and services, as set forth in Section 7 (the “NFL Party Sponsorship Rights”); and

(8)	limited rights to certain NFL Content on the Websites of SportsLine and AOL, as set forth in Section 8 (the “Interactive Party Content Rights”); and

(B)	Financial Rights and Obligations.

(1)	the obligation to fund the production and hosting of the NFL Sites in accordance with annual budgets agreed among the Parties, as set forth in Section 9 (the “Production Expense Funding Obligations”);

(2)	certain revenue and related rights and associated obligations, in particular with respect to advertising placement and sponsorship designations with respect to pre-existing NFLE online contractual relationships, in each case subject to third party consent rights, as set forth in Section 10 (the “Backlog Rights”);

(3)	the rights to sell and derive revenues from the sale of online advertising and sponsorships arising out of the operation and content of the NFL Sites as contemplated herein, as set forth in Section 11 (the “Advertising and Sponsorship Sales Rights”);

(4)	the rights to receive certain amounts generated by NFLE’s e-commerce activities on the NFL Sites subject to certain pre-existing NFLE online contractual relationships and third party consent rights, as set forth in Section 12 (the “Online Commerce Rights”);

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(5)	subject to mutually agreed privacy policies, joint rights to exploit all NFL Sites User Data (as defined herein) for merchandising, direct-marketing, and other e-commerce purposes in each case, and subject to *** as set forth in Section 13 (the “Database/Direct Marketing Rights”);

(6)	the rights to receive a portion of the profits generated by NFLE’s exploitation of, and certain blocking rights with respect to, certain new media rights described herein, as set forth in Section 14 (the “Emerging Media Rights”);

(7)	the obligation to make certain payments and provide certain other consideration to NFLE for the rights and benefits granted hereunder, as set forth in Section 15 (the “Rights Fee Obligations”); and

(8)	the right of all Parties to participate in certain revenues generated through the exploitation of the NFL Sites, as set forth in Section 16; and

(C)	Other Rights and Obligations.

(1)	certain cross-promotional rights between NFLE and the Interactive Parties as set forth in Section 17 (the “Party Cross-Promotional Rights”);

(2)	the provision of a minimum number of *** as set forth in Section 18 (the “Minimum *** Referral Obligations”);

(3)	the obligation not to *** as set forth in Section 19***

(4)	the rights to receive reporting credit for the NFLE site traffic and Club site traffic, as set forth in Section 20 (the “Traffic Reporting Arrangements”);

(5)	the rights to receive certain hospitality benefits, as set forth in Section 21 (the “Hospitality Rights”); and

(6)	each and all of the other rights and obligations of NFLE and the Interactive Parties as set forth in this Agreement and not specified above.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and obligations set forth herein, the receipt and sufficiency of which each are hereby acknowledged, NFLE and the Interactive Parties hereby agree as follows:

1. Hosting and Production Rights and Obligations. NFLE grants to SportsLine the exclusive worldwide right and, subject to the limitations and conditions of the Budget (as defined herein) as contemplated in Section 9 and Section 16 and the Content Plan (as defined herein and attached hereto as Exhibit C), SportsLine accepts and assumes the obligation to design, develop, fund, produce, perform, host, display and distribute online, and maintain, the English language versions of the NFL Sites, all in accordance with the terms of this Agreement.

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1.1 Production Requirements.

(a) Production Quality: SportsLine shall ensure that the NFL Sites shall be of high quality and shall initially be of a quality and technical sophistication that is at least comparable to the current NFL Sites in terms of overall appearance, production quality, content and features, ease of use and innovation. Subject to the Budget, SportsLine shall periodically update and keep the NFL Sites current with high-end industry custom and practice as the same may evolve during the Term (as defined in Section 24). Without limiting the generality of its responsibilities under this Section, SportsLine shall, subject to the Budget as set forth in Section 9:

(i) use commercially reasonable efforts to ensure that the quality of the NFL Sites is consistent with the *** ;

(ii) *** to the extent that*** it being understood *** in the case of the *** comply with the Operating Standards that are set forth in the *** ;

(iii) cause the operation of all pages on the NFL Sites to conform to the service level and quality commitments with respect to the operation of the NFL Sites set forth in Exhibit A;

(iv) use its commercially reasonable efforts to coordinate with NFLE and NFLE’s current production and hosting partner to ensure a seamless hand-over of production and hosting responsibility to SportsLine for the NFL Sites, such that any down time and user impact is minimized; and

(v) cause the Generally Available Sites (as defined below) to comply with the NFL Terms and Conditions for Usage set forth in Exhibit Q as such terms may be amended from time to time hereafter, subject to SportsLine’s approval which shall not be unreasonably withheld or delayed.

(b) Staffing: SportsLine anticipates that staffing requirements will fluctuate throughout the NFL Season and the remainder of the Budget year. To ensure that SportsLine can produce the NFL Sites in accordance with the Content Plan, SportsLine will dedicate *** people who will be responsible for managing the content, editorial, art work, community/chat, audio and video production, multimedia, applications development and other features contemplated to be included on the NFL Sites in accordance with the Content Plan (“Dedicated Personnel”). In addition, SportsLine will hire dedicated NFL Sites management personnel*** (the “NFL Sites Managers”). During each applicable NFL Season, SportsLine will have a minimum of *** Dedicated Personnel and the *** NFL Sites Managers. Beyond these Dedicated Personnel, SportsLine will allocate on an as-needed basis its existing operations staff (“Non-Dedicated Personnel”) to ensure that the NFL Sites benefit from the best personnel at SportsLine’s disposal and provide expertise in areas including technical system operations, networking, content management systems, automated content processing, initial user interface design, content presentation applications (server- and client-side), sales, sales support services, business development and legal affairs. SportsLine shall ensure that all production staff and personnel possess the requisite professional qualifications, and work experience developing and supporting the technologies and platforms being utilized for the NFL Sites, to ensure the full and timely performance of SportsLine’s production obligations hereunder. ***

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(c) Subcontracting: SportsLine may outsource certain production obligations for discrete applications on the NFL Sites; subject to the following conditions:

(i) all subcontracts valued in excess of *** will be subject to *** and

(ii) no such subcontracting (whether or not valued in excess of *** will relieve SportsLine of its liability to the Parties in respect of the performance of any such subcontracted obligations hereunder.

Notwithstanding the foregoing, but without diminishing SportsLine’s liability in respect of the performance of any such subcontracted obligations and subject to *** SportsLine shall have the right *** to outsource services for the NFL Sites *** For the avoidance of doubt, subcontracting shall not include, and clauses (i) and (ii) above shall not apply to *** it being understood that *** shall be subject to this Agreement, nor shall the restrictions on subcontracting apply to any goods or services provided by an affiliate of SportsLine.

(d) Customized AOL Sites: SportsLine shall have the right and obligation to produce the Customized Sites in compliance with the AOL Carriage Terms and this Agreement. The Customized Sites and the Content thereon shall be the Generally Available Sites, subject to the requirement that the Customized Sites comply with the AOL Carriage Terms, including the advertising and transactions standards (the “ATS”), the Commerce Terms, the Operating Standards, the Online Terms, each as attached to the AOL Carriage Terms and subject further to the framing of the pages of the Customized Sites with the AOL Frames. SportsLine agrees that it shall comply with its obligations set forth in the AOL Carriage Terms in connection with the production by SportsLine of the Customized Sites. Each of AOL and SportsLine agrees that it shall comply with the AOL Carriage Terms in connection with the display of the Customized Sites and that the Customized Sites shall otherwise be subject to all of the terms applicable to the Generally Available Sites hereunder. For the avoidance of doubt, the Customized Sites shall be treated as any of the other *** for purposes of *** AOL agrees that *** to the applicable Customized Site for such *** provided that the Customized Sites are and remain in compliance with the AOL Carriage Terms and subject to any rights and remedies *** may have in this Agreement or otherwise. *** shall not charge users separately and specifically for access to the Customized Sites. Nothing contained in the preceding sentence shall prohibit *** which may include the applicable Customized Site, but excluding for the avoidance of doubt any subset that includes ***

(e) No Rights to Charge Fees. SportsLine shall not charge any fees, including subscription fees, to end-users for access to any of the NFL Sites or any Content thereon. NFLE shall not have the right to impose subscription or other access fees for any NFL Content appearing on the NFL Sites or any portion thereof other than as provided with respect to Emerging Media Rights pursuant to Section 14 hereof.

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1.2 Site Content, Layout, Development, and Approvals.

(a) Content Plan: SportsLine and NFLE have mutually agreed upon the detailed content plan (the “Content Plan”), attached as Exhibit C hereto, covering the appropriate overall concept and design elements, layouts, branding, content, cross-promotional and other specifications necessary to permit SportsLine to produce and host each and all of the NFL Sites (including WAP pages of NFL.com as provided in the Content Plan).

(b) Revisions to Content Plan: SportsLine shall comply with the approved Content Plan and shall ensure that all design elements, layouts, branding, editorial material, graphics, trademarks, logos and other Content (collectively, the “Site Elements”) are inserted and hosted on the NFL Sites in accordance with the Content Plan. The Content Plan shall be updated and revised from time to time as may be reasonably requested by SportsLine or NFLE and subject to Section 9. NFLE shall have the right, in consultation with AOL and SportsLine, to require SportsLine, subject to the Budget and Section 9.6, to undertake major updates or revisions (e.g., redesign of the layouts or substantial redeployment of Content elements or features) of the Content Plan, but not more than once per NFL Season (and in all events prior to May 15 preceding the applicable NFL Season) unless SportsLine otherwise consents, which consent shall not be unreasonably withheld or delayed. SportsLine shall submit any proposed format or overall content changes to NFLE for its prior approval in the form of an update to the Content Plan.

(c) NFLE Approval and Removal Authority: The Parties acknowledge and agree that NFLE has and shall retain during the Term the absolute and final editorial control and authority, and rights of pre-approval, in each case in its sole discretion, over the Site Elements included in the Content Plan and/or displayed on the NFL Sites. In addition to NFLE’s rights with respect to advertising and sponsorship set forth below, NFLE has the right to require SportsLine to remove from any NFL Site, immediately (or as soon as technologically feasible without causing material interference with the overall display, hosting, operation and performance of the NFL Sites):

(i) any Site Elements that were not previously approved as part of a Content Plan (including, for the avoidance of doubt, any individual or detailed Site Elements not expressly contemplated in the Content Plan);

(ii) any Site Elements previously and specifically approved as part of a Content Plan the display of which the NFL subsequently determines *** would be detrimental to or inconsistent with the image or reputation of the NFL or professional football; or

(iii) any Site Elements that NFLE *** determines would: (A) violate applicable law or the privacy or intellectual property rights of any third party; or (B) be libelous or defamatory.

Without limiting the ultimate authority of NFLE to require the removal of such Site Elements, NFLE shall: (x) consider but shall in no circumstances be obligated to comply with the reasonable requests by the Interactive Parties for the temporary continued display and hosting of any such Site Elements or for an equitable adjustment thereof to the Interactive Parties, taking

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into consideration the circumstances and harm arising from the continued production, distribution and display of any such previously approved Site Element (as such harm is perceived by NFLE in its sole but good faith discretion); and (y) consider the impact on the Parties’ obligations or any advertiser or sponsor of any of the NFL Sites in requiring the removal of a previously approved Site Element pursuant to clause (ii) above. In the case of advertisements sold by the Interactive Parties which were, at the time they were sold or committed to, permitted under the applicable ATS and not otherwise prohibited under clause (ii) above, but which NFLE subsequently requires be removed pursuant to such clause (ii), NFLE shall pay in cash to SportsLine, on behalf of the Interactive Parties, as Gross Revenues the remainder of the sums due under the agreements for such advertisements as Gross Revenues; provided that the underlying agreements for such advertising have terms of *** and contains a termination right for such Interactive Party on not more than *** days notice. For the avoidance of doubt, the Interactive Parties acknowledge that the failure by SportsLine to comply with the take-down provisions of this Section 1.2 shall constitute a material breach of this Agreement.

(d) Approval Process: NFLE and the Interactive Parties shall develop a reasonable and appropriate consultative process to facilitate the development and preliminary review of each of the seasonal updates of the Content Plan and the associated editorial strategy, in each case prior to their submission to NFLE for final approval. AOL’s right to consultation shall relate to the implementation of plans or editorial strategies which affect AOL’s revenue sharing rights provided for herein. The process shall, at a minimum, require that SportsLine submit the overall content plans, advertising campaigns and layout proposals for the NFL Sites to NFLE for pre-approval prior to final development. Approvals of the final proposed seasonal updates to the Content Plan, including editorial strategy and Site Elements, shall be managed according to reasonable timelines agreed among the Parties. Without limiting the generality of the foregoing, unless otherwise mutually agreed by the Parties, NFLE shall use its commercially reasonable efforts to respond to proposals from SportsLine (i) regarding seasonal updates or other material revisions to the Content Plan and associated Site Elements within *** business days and (ii) regarding revisions to specific or individual Site Elements, within *** business days to proposals regarding revisions to specific or individual Site Elements, in each case providing in reasonable detail the basis for such non-approval. NFLE acknowledges that SportsLine may in certain circumstances have a legitimate commercial need to obtain more prompt approvals with respect to the Site Elements, and NFLE shall use its commercially reasonable efforts to respond to such urgent requests during the same business day. The Parties shall develop and agree upon guidelines for a review and revision process for any Content Plan updates and/or Site Elements that are not approved by NFLE. The agreed process shall require NFLE to use its commercially reasonable efforts to respond promptly to SportsLine’s proposed revisions to the Content Plan or Site Elements. Within *** days after the execution of this Agreement, NFLE shall designate *** contacts who have the authority to grant the approvals referred to in this Section 1.2(d). NFLE shall provide written notice to SportsLine if it changes these contacts.

(e) Advertising Prominence: Subject to Section 11 (including without limitation the required compliance with the AOL Carriage Terms in respect of the Customized Sites) and to the production quality standards set forth in Section 1.1(a), SportsLine shall sell and display advertising units on the NFL Sites; provided that in no event shall *** nor shall *** as so modified from time to time hereafter. The Parties further agree that the NFL Sites shall in no

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event *** Notwithstanding the foregoing, the Parties acknowledge that the proposed mock-up of the NFL.com homepage, attached as Exhibit D-1 hereto represents the mutually agreed level of commercialization on the NFL.com homepage, and that advertising and commercialization of such homepage shall not be more prominent or densely presented without the consent of NFLE and SportsLine.

(f) Trademark and Content Guidelines: All NFL-trademarked Content developed by the Interactive Parties, and all uses of NFL Content (including without limitation NFL Contributed Content) by the Interactive Parties pursuant to this Agreement, shall comply with the NFLE trademark and content ownership, usage and approval policies attached as Exhibit E hereto (the “Trademark and Content Guidelines”).

(g) Transfer of DNS Administration: During the Term, SportsLine shall be listed as the technical contact and the authoritative DNS servers for all associated domains for the NFL Sites, and NFLE shall, within five (5) business days following the execution of this Agreement, direct the registrar of the domains for the NFL Sites to designate SportsLine as the technical contact and the authoritative DNS for such domains. NFLE shall provide assistance as may be requested by SportsLine in connection with the application process for, and in administering, the NFL Sites domains during the Term.

1.3 Editorial Strategy.

(a) Complementary Presentation and Editorial Strategy: The Interactive Parties acknowledge that *** the Parties shall *** which in the case of the Customized Sites shall be *** in accordance with Section 1.1(d) and the AOL Carriage Terms. SportsLine agrees that the NFL Sites shall be on average (seasonally adjusted), during each year of the Term *** provided that such *** shall not apply to: ***

(b) Co-branded Strategy: SportsLine and NFLE shall develop complementary editorial strategies on their respective Websites in an effort to minimize the duplication of the content and editorial offerings made on the NFL Sites and increase the flow of traffic between the NFL Sites and the CBS SportsLine Website; provided that the foregoing shall not obligate AOL to modify, delete, adapt or change in any way any Content on the AOL Network. During the Term, SportsLine shall *** the following ***

(i) ***

(ii) ***

(iii) *** each of which shall be permitted to continue to be displayed on such Website, so long as each of them ***

(iv) ***

(v) ***

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(vi) *** provided that SportsLine shall not be prohibited from *** unless such feature is enumerated in (i) thorough (v) above; and

(vii) Any other ***

The NFL Co-branded Areas shall feature a “look and feel” consistent with the applicable NFL Sites Look and Feel in terms of framing, layout and interactivity, and the NFL Co-branded Areas shall be hosted on an NFL.com domain. Pages in the NFL Co-branded Areas shall be substantially similar in terms of branding, layout and design to those mock-up pages reproduced in Exhibit D-2. NFLE and SportsLine acknowledge and agree that the following are not NFL Co-branded Areas, and, accordingly, not subject to this Section 1.3(b): ***

(c) Relationship with NFL Broadcast Partners: The Parties acknowledge the *** (as defined herein). Accordingly, *** agree that, consistent with the specific promotional and cross-promotional agreements set forth in this Agreement, the content of the NFL Sites shall be presented in a manner that does *** as defined herein) *** except as necessary or appropriate to *** The Parties acknowledge the importance of *** and the NFL Sites, and shall consider in good faith proposals from *** to create (but apart from the obligation to consider such proposals in good faith, the Parties shall have no obligation to develop) *** The Parties have approved *** the following ***

(i) *** (as defined herein)***

(ii) *** provided that *** in accordance with Section *** and ***

(d) Superbowl.com Site: *** SportsLine and NFLE shall update the proposed content and promotional program for Superbowl.com each year. SportsLine and NFLE shall negotiate in good faith and use their commercially reasonable efforts to agree to a jointly-developed content, co-branding and promotional plan with the broadcast partner for each Superbowl during the Term.

(e) AOL Superbowl Information: AOL agrees that the homepage of any area, channel, or sub-channel of the AOL Service related primarily to the Superbowl, shall feature prominent links to the Superbowl.com Customized Site. NFLE acknowledges and agrees that any such homepage or area may also contain *** Nothing in the preceding sentence prohibits AOL from having Content regarding the Superbowl on the ***

(f) CBS Superbowl Information: CBS agrees that it shall not create a separately identifiable Website providing coverage of the Super Bowl, and that the homepage of any CBS Sports or other CBS area related to the Superbowl shall feature prominent links to Superbowl.com (and may also incidentally contain links to other CBS Content relating to the Superbowl). Nothing in the preceding sentence prohibits CBS from having Content regarding the Superbowl on the CBS.com Website or its online network.

1.4 Domains. SportsLine shall cause NFL.com, Superbowl.com, NFLEurope.com and Playfootball.com to be accessible via the Internet at the following domains and associated URLs: nfl.com, superbowl.com, nfleurope.com and playfootball.com, respectively (such domains and

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associated URLs together with other domains and URLs owned or otherwise used by the NFL shall be referred to as the “NFL Domains”). Subject to the terms and conditions of this Agreement, NFLE grants to SportsLine, solely during the Term, the right to use the NFL Domains currently used for NFL.com, Superbowl.com, NFLEurope.com and PlayFootball.com solely for the purpose of making the corresponding NFL Sites accessible via the Internet in accordance with this Agreement and in a manner approved by NFLE, such approval not to be unreasonably withheld. NFLE expressly reserves all right to the NFL Domains that are not expressly granted herein. The Interactive Parties shall not register any trademarks, service marks or domains that are similar to the NFL Domains or that include any NFL or NFL Member Club (defined herein) marks or names without NFLE’s prior written approval. Upon NFLE’s reasonable request upon the termination or expiration of this Agreement, SportsLine shall take all reasonably necessary actions to facilitate NFLE’s use of the NFL Domains that were licensed to SportsLine during the Term. For the purposes of this Agreement, “Member Clubs” shall mean the professional football teams currently comprising the NFL together with any other professional football teams admitted as members of the NFL after the Effective Date.

1.5 Domain Name Operational Language. For purposes of this Section 1.5, the following terms have the following meanings: “Access Code” means each username, password, or other code for access to the Account. “Account” means the account of NFLE (or its applicable affiliate) with the Registrar pertaining to each Domain Name. “Domain Name” means the domain name for each NFL Domain. “Registrar” means the registrar, accredited by the Internet Corporation for Assigned Names and Numbers or its successor, with which each Domain Name is registered. “Technical Contact” means the Technical Contact for each Domain Name as defined by, and registered with, the Registrar.

Except with advance written authorization by NFLE, SportsLine shall not change any Access Code, change any record of the Registrar relating to any Domain Name or Account, transfer registration of any Domain Name to any other domain name registrar, or register any Domain Name or any confusingly similar domain name with any registrar anywhere in the world. If, with advance written authorization by NFLE, SportsLine changes any Access Code, SportsLine contemporaneously shall provide NFLE with the changed Access Code. Under no circumstance shall SportsLine identify itself to the Registrar or any other person as the owner of any Domain Name. When NFLE designates SportsLine as Technical Contact for the Domain Names pursuant to Section 1.2(g), SportsLine, at its expense, shall provide all reasonable assistance and cooperation requested by NFLE in transferring the responsibilities of Technical Contact from SportsLine’s predecessor as Technical Contact to SportsLine and from SportsLine to a successor Technical Contact, if any, designated by NFLE. If NFLE so requests, SportsLine immediately shall surrender access to any Account and shall cooperate with NFLE at SportsLine’s expense in removing SportsLine as Technical Contact for any Domain Name.

2. License to NFLE Contributed Content for Production, Hosting and Display.

2.1 License Grant. Subject to the terms and conditions of this Agreement, NFLE grants to SportsLine in respect of the NFL Sites (and to AOL in order to distribute online the Customized Sites anywhere on the AOL Network (other than any Broadcast or Print Media Property) by linking to the Customized Sites or any of the pages on the Customized Sites) a worldwide, non-transferable limited purpose (as set forth below) license to display, distribute, host, modify (except as set forth in Exhibit E), perform, reproduce, store, transmit, and otherwise use, solely during the Term (except as otherwise expressly provided herein) and solely in the field of use specified in Section 2.3 and, with respect to

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SportsLine, solely for the purpose of performing its obligations hereunder, the NFL Sites, elements of NFL Content and associated intellectual property rights specified in this Section 2 (such NFL Content and associated intellectual property rights as more specifically defined in Section 2.4 hereof, the “NFL Contributed Content”). The licenses granted pursuant to this Section 2.1 shall be exclusive as and to the extent provided in Section 2.3 hereof. Notwithstanding the foregoing, SportsLine shall not modify in any substantive way (as opposed to technical formatting necessary for display) any NFL Contributed Content without NFLE’s prior written approval. *** shall not modify in any substantive way (as opposed to technical formatting necessary for display) any *** except solely to develop ***

2.2 No Rights to Sublicense. Except as otherwise expressly provided herein or as NFLE may otherwise agree in writing, the license rights granted under this Section 2 do not include any right to sublicense the NFL Contributed Content or any portion thereof, *** The Parties acknowledge that *** in accordance with the terms of this Agreement *** Without limiting the scope of the licenses granted to *** pursuant to this Agreement, but subject to the terms hereof, with respect to each of the licenses *** granted by *** pursuant to this Agreement *** in each case subject to the provisions of *** For the avoidance of doubt, no rights to sublicense are granted hereunder to *** with respect to ***

2.3 Exclusivity and Field of Use. SportsLine hereby agrees that the field of use for which NFLE is granting license rights pursuant to this Section 2.3 is limited to, and that the NFL Sites and the NFL Contributed Content shall accordingly be used by SportsLine pursuant to the license granted under this Section 2, only for purposes of the production, hosting, and online display and distribution of the NFL Sites as contemplated in Section 1 in the English language. AOL hereby agrees that the field of use for which NFLE is granting license rights to AOL pursuant to Section 2.1 is limited to, and that the NFL Contributed Content shall accordingly be used by AOL and its permitted sublicensees and permitted assignees only for purposes of *** The grant of such license rights to NFL Contributed Content does not constitute a transfer of ownership or other rights or title to or interest in such NFL Contributed Content, and none of SportsLine, AOL (or any AOL Member) or CBS shall have any rights of use in or ownership of such NFL Contributed Content except as expressly provided in this Agreement.

2.4 Definition and Scope of NFL Contributed Content. The NFL Contributed Content Rights granted to SportsLine (and to AOL in respect of the Customized Sites) shall consist of the license rights granted in Section 2.1 hereof to the following types of Content and branding to be displayed on NFL Sites in accordance with the Content Plan, and NFLE agrees that such NFL Contributed Content (other than streaming audio as set forth below) shall in no event consist of a less comprehensive package of Content than the level of NFL Contributed Content displayed on the NFL Sites during the most recent year prior to the date of this Agreement:

(a) Real-time scoring;

(b) Statistics;

(c) Still photo highlights;

(d) Streaming audio (subject to NFLE obtaining the rights therefor on commercially reasonable terms from any third party holding such rights and failing which NFLE shall work in good faith with the Interactive Parties to provide other Content of a reasonably comparable value);

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(e) Graphics;

(f) Text;

(g) Subject to Section 2.5, mutually agreed level of streaming video programming and/or archived video content, but in no event less than the level of NFL Contributed Content displayed on the NFL Sites during the most recent year prior to the Effective Date;

(h) the Marks; and

(i) Such other available NFL Content developed by NFLE and its affiliates from time to time, as may be mutually agreed in writing by NFLE and SportsLine to be included among the NFL Contributed Content.

2.5 NFL Contributed Content Exclusions. In no event does the term NFL Contributed Content include the television or other video system broadcast, transmission, retransmission or other distribution of (i) a compressed version of an NFL game (meaning a version displaying primary playing time compressed in a shorter format); (ii) a complete NFL football game; or (iii) any portion of any NFL game at any time during the applicable blackout window for such game under NFLE’s existing or future television contracts (any such video broadcast, transmission, retransmission or other distribution of a game (or portion thereof during a blackout window) is collectively referred to as an “NFL Game”). Under no circumstances is any Interactive Party granted pursuant to this Agreement any rights across any distribution platform in respect of an NFL Game.

2.6 Facilitation of SportsLine Content Development. NFLE shall procure reasonable access for SportsLine news and editorial personnel to NFL players, coaches and League-level personnel, for purposes of interviews, online chats, and other access as outlined and approved in the Content Plan or as otherwise may be approved by NFLE. NFLE shall be responsible for the costs and expenses of fulfilling its responsibilities under this Section 2.6 (e.g., payment of appearance fees); provided that NFLE shall not be responsible for any expenses of the Interactive Parties incurred in utilizing the access provided by NFLE (e.g., travel or other costs related to credentialed access to NFL Games) but such expenses may be recovered by SportsLine to the extent as provided in the Budget. For the avoidance of doubt, any Content or other materials produced as a result of NFLE’s performance of its obligations under this Section 2.6 shall be deemed to be NFL Contributed Content.

2.7 NFLE Obligation to Produce and Deliver Certain NFL Contributed Content. NFLE shall procure at its own expense, and produce and deliver to SportsLine for insertion on the NFL Sites, the NFL Contributed Content specified in Exhibit G attached hereto. The NFL Contributed Content to be delivered to SportsLine by NFLE shall be delivered in mutually agreed formats suitable for insertion on the NFL Sites. Except as provided in this Section 2.7, NFLE shall be under no obligation to produce, format, program, edit or otherwise prepare any other NFL Contributed Content for delivery to SportsLine in connection with the display of NFL Contributed Content on the NFL Sites. With respect to any NFL Contributed Content to which SportsLine has rights hereunder but for which NFLE has no affirmative obligation to produce or deliver such NFL Contributed Content under this Section 2.7, NFLE shall provide its reasonable assistance to SportsLine in securing such NFL Contributed Content as contemplated in the Content Plan, and SportsLine shall include the cost of acquiring, producing, formatting, programming and otherwise editing such NFL Contributed Content in its Budget.

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2.8 Other Editorial Support. NFLE shall provide to SportsLine a level of editorial support (e.g., Content, personnel, etc.) consistent with the level of editorial support provided by NFLE with respect to the NFL Sites in the most recent prior year to the date of this Agreement.

2.9 Rights Concerning Certain Potential Television Programming.

(a) *** agrees to explore and pursue in good faith opportunities for additional *** with *** , subject always to the terms of *** This Agreement does not *** except as expressly set forth in Section ***

(b) If *** proposes during the Term to *** hereby grants to the Interactive Parties *** In the event that, at any time during the Term, *** determines that it wishes to *** shall notify the Interactive Parties *** Each Interactive Party shall thereupon have a period of *** days to *** If at the conclusion of such *** period the Interactive Parties *** shall have *** shall thereupon have the right to ***

(c) The Interactive Parties acknowledge and agree that the rights set forth in Section 2.9(b) shall not apply to any existing television programming (or the renewal thereof), nor to any future programming ***

3. Exclusivity.

3.1 Grant of Exclusivity. Subject to the limitations set forth below and in Sections 3.3 and 3.4 hereof, NFLE agrees for the benefit of the Interactive Parties not to use, license or otherwise grant rights to (or permit to be used, licensed or granted) any NFL-owned or controlled Content or Marks (including without limitation any Content or Marks constituting NFL Contributed Content) (such broadly defined NFL-owned or controlled Content and the Marks, collectively, being referred to herein as “NFL Content”) for the purpose of displaying, performing, publishing or otherwise distributing such NFL Content in a manner that:

(a) *** and

(b) is intended for display and interaction primarily in the English language.

The grant of exclusivity in this Section 3.1 is referred to herein as “Internet Exclusivity.”

3.2 Limitations. Notwithstanding the generality of Section 3.1 (and for the avoidance of doubt in respect of any grant of rights for certain non-Internet technologies), NFLE’s grant of Internet Exclusivity with respect to NFLE’s rights to use or to license other users of NFL Content does not apply to the use, licensing or other grant of rights to use of NFL Content in connection with:

(a) each and all of the *** Websites (including private-label affinity e-mail applications offered thereon); provided that such Websites and the Content thereof shall be governed by the *** ;

(b) the existing NFLE agreement relating to *** on the Internet with *** (and any amendment or extension thereof); provided that (i) the proceeds after costs continue to be

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donated to charity; (ii) with respect to any amendment or extension thereof, the level of NFL Content rights granted thereunder is not, without the approval of the Interactive Parties, materially greater than the level of NFL Content as deployed thereunder on such Website, in the most recent year prior to the Effective Date; and (iii) that such NFL Content shall be licensed for use solely in connection with the offerings of goods and services on ***;

(c) the contemplated *** agreement *** together with any successor to such agreement or any other agreement relating to *** whether pursuant to a license or other transaction and regardless of whether such games are promoted and/or available on or through ***

(d) the *** Website; provided that the level of NFL Content deployed on such Website is not, without the approval of the Interactive Parties, materially greater than the level of NFL Content as deployed on such Website in the most recent year prior to the Effective Date;

(e) Websites within the *** contemplated by the agreement among *** ; provided that such Websites are operated subject to the applicable restrictions of the *** , which include restrictions on sublicensing or granting to third parties any rights to NFL Content;

(f) the *** Website; provided that the level of NFL Content rights deployed on such Website is not, without the approval of the Interactive Parties, materially greater than the level of NFL Content as deployed on such Website in the most recent year prior to the Effective Date;

(g) any license or other transaction for the licensing or other delivery of NFL Content only for the purposes set forth below in connection with any one or more of the following (the “Excluded Technologies”):

(i) *** and including any ancillary and supplemental sources *** other than the Internet;

(ii) any *** other than the Internet;

(iii) any ***

(iv) *** as defined herein *** provided that *** as and to the extent permitted under Section ***

(v) any separate *** containing NFL Content which may be *** that requires NFL Content *** provided that the NFL Content ***

(vi) any ***

(vii) any *** or

(viii) the operation of any *** regardless of whether *** provided that ***

(h) any other Internet sites or areas currently within the ***, as listed in Exhibit H attached hereto; provided that the level of NFL Content rights deployed on such Websites is not materially greater than the level of NFL Content deployed during the most recent year prior to the date of the Agreement;

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(i) the grant of limited rights to NFL sponsors, licensees, and strategic partners for the use of NFL Content; provided that any such use on the Internet is in each case:

(i) consistent with the customary terms and conditions of the applicable *** or similar agreement ***

(ii) made solely in connection with the marketing or promotion of the products or services of the *** and does not constitute a *** offering the NFL Content ***

(iii) not primarily intended as *** and

(iv) not ***

(j) any limited grant of NFL Content to NFLE’s existing or future over-the-air television broadcasters (whether digital or analog) or television transmitter systems (e.g., broadcast, satellite or cable) or radio broadcasters licensed by NFLE for use on their respective Websites on the Internet; provided that such use is:

(i) consistent with the customary terms and conditions of similar ***

(ii) consists, in all material respects, of ***

(iii) is made for purposes of the marketing or promotion of the ***

(k) any license, grant of rights or other transaction for Emerging Media Rights (as defined in Section 14.8), to the extent that such license, grant or other transaction would otherwise be subject to the grant of exclusivity in paragraph 3.1 hereof;

(l) the license granted pursuant to the *** and any renewal or any amendment or successor agreement entered into in accordance with Section 12.1; or

(m) any grant of rights to which the Interactive Parties may mutually agree in writing in their sole discretion.

For the avoidance of doubt, NFLE covenants that the level and nature of the Content for which use rights are granted in connection with the NFL Sites, in the aggregate, shall be in all material respects at least equal to or better than the level and nature of the Content distributed by NFLE, in the aggregate, through any NFLE Interactive Site, other than Websites set forth in (c), (g) and (k) of this Section 3.2, including without limitation, quality, breadth, depth, timeliness, functionality and features. For the purposes of this Agreement, “NFLE Interactive Site” shall mean any interactive site or area ***

3.3 Interactive Television. The Interactive Parties acknowledge the importance of *** and further acknowledge that *** during the Term, become *** The Interactive Parties *** also recognize that *** Accordingly:

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(a) the Interactive Parties acknowledge and agree that nothing in this Agreement shall prohibit *** in each case *** from *** in conjunction with *** so long as *** agrees that in connection with any *** permitted by this subsection (a) during the *** of the Term, *** shall require *** During the *** of the Term, *** shall not allow any *** in connection with *** During the *** of the Term, the *** shall similarly not *** in connection with ***

(b) during the Term, *** shall not *** in connection with *** and

(c) if, during the Term, *** in connection with *** the *** shall be allowed to ***

3.4 NFLE Interactive Television Cooperation with the Interactive Parties.

(a) *** shall work with *** to *** also shall cooperate ***

(b) If at any time during the Term, any of the Interactive Parties *** shall cooperate with such Interactive Party ***

4. NFL Internet Network Rights.

4.1 Right to Sell Portion of League Controlled Inventory. NFLE hereby grants the Interactive Parties the right, and SportsLine assumes the obligation, to sell advertising for insertion and serving on League-controlled inventory on NFL Member Club Websites (“Member Club Inventory”), subject to the Member Club advertising exclusivities and the other restrictions contained in the NFL Internet Network Resolution attached as Exhibit I hereto (and as modified or otherwise provided in Section 4.3). NFLE shall use its good faith efforts to assist SportsLine in complying with and, where appropriate and available, in facilitating opportunities to execute advertising sales with regard to League-controlled inventory on Member Club sites.

4.2 Contribution of Network Advertising Revenues to Gross Revenues. All revenues from the sale of Member Club Inventory shall be considered Gross Revenues for purposes of Section 16.

4.3 Extension and Modification of League Network Resolution. The terms of the NFL Internet Network resolution attached as Exhibit I hereto shall apply during the Term, together with any non-substantive changes or other changes as may be adopted by the Member Clubs hereafter; provided that such other changes do not affect the rights or obligations of the Interactive Parties hereunder. Notwithstanding the foregoing, NFLE agrees that the NFL Sites shall continue to contain pages with Content relating to individual Member Clubs that is comparable to the level of Content contained in and through the “Teams” button appearing on NFL.com during the 2000-2001 NFL Season.

5. Interactive Game Arrangements.

5.1 License of Trademarks Rights for Fantasy Football Products on NFL Sites Only. Subject to the terms and conditions of this Agreement, NFLE hereby grants to SportsLine in respect of the NFL Sites (and to AOL in respect of links to and display of the *** and in respect of the right to create and utilize *** online from such Content anywhere on the AOL Network *** a worldwide, non-transferable, limited purpose (as set forth below), non-exclusive, personal license to display, distribute, host, modify (except as set forth in Exhibit E), perform, reproduce, store, transmit, and otherwise use during the Term

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the Marks solely for purposes of producing, promoting, presenting, distributing and displaying and publicly performing online on the NFL Sites Fantasy Football Products in accordance with this Agreement. For the purpose of this Agreement, “Fantasy Football Products” shall mean (a) *** (“Fantasy Football Games”) and (b) *** (“Fantasy Tools”). Except as otherwise expressly provided herein or as NFLE may otherwise agree in writing, the license rights granted under this Section 5 do not include any right to sublicense the Marks or any portion thereof except that *** NFLE expressly reserves all rights that are not granted herein. The Parties hereby agree that the uses of the Marks for such purpose shall:

(a) be included as a part of the Content Plan and subject to the approval of NFLE in its sole discretion in accordance with the provisions of Sections 1.2(c) and 1.2(d) hereof;

(b) comply with the Trademark and Content Guidelines; and

(c) comply with the NFL anti-gambling guidelines set forth in Exhibit J attached hereto.

The licenses under this Section shall also include at the sole cost and expense of NFLE, the right to use player images and other associated intellectual property rights owned and/or controlled by Players, Inc for use in connection with the promotion and display of such Fantasy Football Products on the NFL Sites and promotion thereof on the AOL Network (other than on any Broadcast or Print Media Property); provided that, for the avoidance of doubt, NFLE shall not be required to obtain such Players Inc intellectual property rights in respect of any SportsLine Website or the AOL Network, nor for the purposes of the exercise by the Interactive Parties of their rights under Section 8 (except in connection with the promotion on the AOL Network other than on any Broadcast or Print Media Property of the Fantasy Football Products on the NFL Sites).

5.2 Coordination of Fantasy Football Products Strategies.

(a) Subject to the Budget, SportsLine shall develop a coordinated strategy for the development and promotion of unique Fantasy Football Products for the NFL Sites powered by Commissioner.com or SportsLine.com. Such Fantasy Football Products shall be in addition to the suite of products available via the CBS SportsLine Website. SportsLine agrees that *** that the NFL Sites’ Fantasy Football Products shall be released and ready for consumer use and promotion no later than the applicable release date of such Fantasy Football Products on the CBS SportsLine Website (the applicable release date requirement being subject to the reasonable cooperation and coordination of NFLE). Notwithstanding the preceding sentence, for the 2001-2002 NFL Season, NFLE acknowledges that SportsLine shall be required to deliver only those Fantasy Football Products which are substantially identical (except with respect to branding and “look and feel”) to those Fantasy Football Products produced for the CBS SportsLine Website, unless NFLE agrees to waive for such 2001-2002 NFL Season the requirement that such Fantasy Football Products for the NFL Sites be available for release no later than the applicable release date of such Fantasy Football Products on the CBS SportsLine Website.

(b) In pursuing any other development of Fantasy Football Products, AOL shall use commercially reasonable efforts, subject to existing agreements, to avoid promoting, developing and/or deploying on the Sports Channels of the AOL Service Fantasy Football Products that substantially replicate the interactive user game play experience of Commissioner-style, League-style

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and Challenge Fantasy Football Products contemplated to be displayed on the NFL Sites pursuant to this Agreement (“Competitive Fantasy Football Products”). Nothing contained herein shall limit in any way *** ability to *** including, without limitation *** except that *** shall not include any *** provided that *** may *** such Competitive Fantasy Football Products if such Competitive Fantasy Football Products ***

(c) Subject to the terms of the *** agreement referenced in Section 5.5 hereof, and the agreements regarding the Co-branded Suite referred to in Section 5.4 hereof, NFLE acknowledges and agrees that during the Term (i) SportsLine shall be the sole online Fantasy Football Products partner for NFLE and its affiliates and (ii) NFLE shall not grant any party the right to use the Marks or other NFL Content for such party’s branded Fantasy Football Products.

(d) In the event that NFLE elects to add significant additional features, Content or other enhancements to the Fantasy Football Products (as compared to the features contained in such Fantasy Football Products appearing on the NFL Sites during the 2000-2001 NFL Season) or, in the event that the applicable subscription fee or other access charge entitles the user to significant Content rights in addition to the access to such Fantasy Football Products, then NFLE may, in its sole discretion but after consultation with SportsLine, determine to charge access or subscription fees to end users for access to the Fantasy Football Products appearing on the NFL Sites.

5.3 No Use of Marks in Partner Fantasy Applications. Except as expressly provided herein, including without limitation Section 5.4, the Interactive Parties acknowledge that NFLE is granting no other rights to SportsLine or to any other Interactive Party in respect of Fantasy Football Products pursuant to this Agreement, and the Interactive Parties are not granted hereby any right to use Marks or other NFL Content on their respective branded individual Fantasy Football Products (other than the Co-branded Suite).

5.4 Development of AOL/NFL Co-branded Suite. Notwithstanding the foregoing, NFLE and AOL shall develop a plan for the deployment of a co-branded (including *** attribution in favor of *** suite *** (the “Co-branded Suite”) *** The Co-branded Suite shall be produced by *** The Co-branded Suite shall have *** but shall not be accessible through the *** Rather, such Co-branded Suite shall be accessible solely through the *** Traffic credit for the Co-branded Suite shall be allocated in accordance with the rules set forth in Section 20 *** All User Data collected through the Co-branded Suite shall be governed by Section 13. On or before *** in each year of the Term, AOL and NFLE shall mutually agree *** access to the Co-branded Suite *** provided that the applicable *** in addition to the access to such *** unless NFLE shall have determined *** in which case *** To accommodate *** requirements for the Co-branded Suite, NFLE agrees to determine *** on or before *** in advance of the relevant NFL Season during the Term and to provide written notice to AOL of its decision on or before such date. Nothing herein shall require ***

5.5 Exclusion of Other Interactive Games Transactions. The Interactive Parties acknowledge the proposed *** and agree that such agreement shall be permitted under the terms of this Agreement, shall not be deemed to violate the exclusivity provisions hereof. *** arising from any such agreement shall be treated as *** for purposes hereof; provided that (i) any extension of such agreement beyond its contemplated *** term, or any successor or other transaction relating to *** shall be treated as *** for purposes of this Agreement *** in connection with such agreement *** pursuant to the terms of this Agreement.

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6. NFL Sites Promotion.

6.1 Grant of Promotional Rights. Subject to the terms and conditions of this Agreement, NFLE hereby grants to the Interactive Parties, a worldwide, non-transferable limited purpose (as set forth below), non-exclusive, personal, license *** to display, distribute, host, modify (except as set forth in Exhibit E), perform, reproduce, store, transmit, and otherwise use online and offline solely during the Term (except as otherwise expressly provided herein) and solely for purposes of promoting the NFL Sites (including through the development and use of Teaser Content and Promo Content) the NFL Contributed Content. All uses of such NFL Contributed Content shall comply with Exhibit E. Except for *** as otherwise provided herein, or as NFLE may otherwise agree in writing, the license rights granted under this Section 6 do not include any right to sublicense the NFL Contributed Content or any portion thereof. NFLE expressly reserves all rights not granted hereunder. The Interactive Parties hereby agree that the uses of the NFL Contributed Content as permitted herein shall:

(a) comply with the Trademark and Content Guidelines, which shall apply to all Licensed Marks (as defined herein) hereunder; and

(b) in the case of any promotional use of any individual trademarks or logos of the Member Clubs, such individual Member Club trademarks or logos shall be used solely online and solely in a link to or other Teaser Content or Promo Content for the applicable NFL Sites being promoted or linked to by the Interactive Parties; provided that the Interactive Parties may use, offline or online, a composite display of such Member Club trademarks or logos in which such individual Member Club trademarks or logos appear in conjunction with the corresponding trademarks or logos of all of the Member Clubs and not individually.

6.2 Promotional Commitments. The Parties hereby agree that they shall undertake during the Term the promotional obligations set forth in Exhibit P. NFLE will coordinate with the Interactive Parties regarding promotion of the NFL Sites, including cooperation in making promotional solicitations to prior NFL Sites end users (subject to applicable privacy policies).

7. Party Sponsorship Rights.

Subject to the terms and conditions of this Agreement, NFLE hereby grants to each of *** and SportsLine the right to be an official NFL sponsor and in connection therewith grants to each of the Interactive Parties a worldwide, non-transferable limited purpose (as set forth below), personal license to display, distribute, host, modify (except as set forth in Exhibit E), perform, reproduce, store, transmit and otherwise use online and offline solely during the Term (except as otherwise expressly provided herein) the Marks defined in Exhibit E, Part A and such other NFL Content as *** SportsLine may reasonably request for use as icons, advertising shots, or other promotional devices, in each case subject to the prior approval of NFLE, such approval not to be unreasonably withheld (cumulatively, the “Licensed Marks”), solely as follows:

(a) by each of *** and SportsLine, solely in, and with exclusivity solely in, its respective assigned business category as defined in Exhibit L;

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(b) in conjunction with appropriate “official” designations for *** and SportsLine, respectively, as set forth on Exhibit L, together with such additional and/or substitute designations as NFLE and the Interactive Parties may mutually agree from time to time;

(c) in compliance with the Trademark and Content Guidelines;

(d) subject to the restriction, at all times during the Term, that in connection with any use or display by either of *** SportsLine of any of the trademarks or logos of the Member Clubs pursuant to the license granted under this Section 7, such use must be a composite use or display in which such Member Club trademarks or logos appear in conjunction with the corresponding trademarks or logos of all of the Member Clubs, and not individually; and

(e) subject to the terms and conditions of the existing *** agreement(s), which provides certain *** as to certain *** provided that from and after *** no *** shall have the right to grant such ***

Except as NFLE may otherwise agree in writing, the license rights granted under this Section 7 are personal and do not include any right to sublicense the Licensed Marks or any portion thereof.

The Parties agree the business category designations of *** SportsLine shall be treated as “protected categories” in respect of which none of the Parties may sell competing advertising or sponsorship rights on or in relation to the NFL Sites to any competitors of *** SportsLine in such categories. NFLE agrees that if any of the Interactive Parties desires to represent itself as an NFL sponsor within a different business category through the use of any additional or substitute designations, it shall send a written request to NFLE seeking NFLE’s approval of such designation(s). NFLE shall use its commercially reasonable efforts to respond to such request within *** business days. The granting of any such substitute or additional designations shall be in NFLE’s sole discretion, and the use of such designations by *** SportsLine, respectively, shall be subject to the same restrictions and provisions set forth above with respect to the initial designations.

8. Interactive Party Content Rights.

8.1 Grant of License to SportsLine. Subject to the terms and conditions of this Agreement, NFLE hereby grants to SportsLine a worldwide, non-transferable limited purpose (as set forth below) non-exclusive (but subject to Section 3 hereof) license to display, distribute, host, modify (except as set forth in Exhibit E), perform, reproduce, store, transmit, and otherwise use solely online, solely during the Term (except as otherwise expressly provided herein) and solely for use in connection with the production, hosting and display of the NFL, football, and sports areas of CBS SportsLine Website, the Marks and the NFL Content specified in Section 8.4. The Parties hereby agree that the uses of the NFL Content pursuant to the license granted in this Section 8.1 shall in all cases:

(a) comply with the provisions of a general content plan, provided in advance to NFLE (and subject to NFLE’s approval prior to use), outlining in reasonable detail the proposed usage of the Marks and the other NFL Content;

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(b) be subject to the prior written approval of NFLE in respect of the overall concept, design, linking strategy and presentation of campaigns and Content, such approval not to be unreasonably withheld or delayed;

(c) comply with the Trademark and Content Guidelines; and

(d) be subject to the restriction that no video clips to which rights are granted hereunder shall be displayed, performed, shown or otherwise accessible during the applicable blackout window in respect of the television broadcast or other retransmission of any NFL Game.

8.2 Grant of License to AOL. Subject to the terms and conditions of this Agreement, NFLE hereby grants to AOL a worldwide, non-transferable limited purpose (as set forth below), non-exclusive (but subject to Section *** hereof) license to display, distribute, host, modify (except as set forth in Exhibit E), perform, reproduce, store, transmit, and otherwise use solely online, solely during the Term (except as otherwise expressly provided herein) only for use on the AOL Properties *** the NFL Content specified in Section 8.3 below. AOL shall have *** AOL hereby agrees that the uses of the NFL Content pursuant to the license granted in this Section 8.2 shall:

(a) in all cases (other than in respect of any *** comply with the provisions of a general content plan provided in advance to *** (and subject to *** prior approval in accordance with the procedure set forth Section D of the Trademark and Content Guidelines), outlining in reasonable detail the proposed usage of the Marks and the NFL Content and the ***

(b) in all cases comply with the Trademark and Content Guidelines;

(c) in no case, be used on any *** and

(d) be subject to the restriction that no video clips to which rights are granted hereunder shall be displayed, performed, shown or otherwise accessible during the applicable blackout window in respect of the television broadcast or other retransmission of any NFL Game.

8.3 For Use by AOL. In furtherance of the license rights granted under Section 8.2 hereof, NFLE shall provide to AOL, subject to the terms of such Section 8.2, the following Content in a format that is ***

(a) Video Clips: NFLE shall provide *** video clips (of approximately *** duration each, which shall not be edited or incorporated in a longer video or other broader-defined Content offering) per week for use on the *** other than a *** Clips must include prominent links to additional video on NFL.com. Video clips may be archived for a *** period, subject to NFLE’s confirmation that no incremental residual obligations shall result from such archiving. During the Term, *** shall not provide nor authorize the use of any ***

(b) Audio Game Broadcasts: NFLE shall provide *** live audio game *** per week for the *** subject to *** having obtained the rights therefor on commercially reasonable terms from any third party holding such rights. The audio broadcast shall include prominent links to additional audio broadcasts (if any) on NFL.com. Audio broadcasts may be archived for a one-week period subject to NFLE’s confirmation that no incremental residual obligations shall result from such archiving. If such broadcasts are not available on commercially reasonable terms, NFLE shall provide a content substitute in its reasonable discretion.

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(c) Marks: In connection with the promotion of *** NFLE hereby licenses AOL the right to use the Marks *** subject to the AOL Carriage Terms and the Trademark and Content Guidelines (and the approval processes therein).

(d) *** If and only in the event that *** then *** shall provide *** with a license to *** Such license will allow *** The Parties acknowledge that the intent of any such license shall be to *** and that such license shall expressly prohibit ***

(e) Chats: NFLE shall provide AOL with *** Internet chat sessions per month, featuring players, coaches, league personnel, and other experts/analysts. During each NFL Season, *** of the *** chats per month shall be either active players or active coaches, including head coaches. For the avoidance of doubt, NFLE’s obligation hereunder are to provide access to the personnel for the chat, not produce the chat for distribution.

(f) Promotions and Sweepstakes: NFLE grants AOL the right to conduct online promotions and sweepstakes on *** with giveaways such as NFL tickets, NFL merchandise, fantasy experiences, memorabilia, etc., subject to NFLE’s prior written approval, such approval not to be unreasonably withheld or delayed. Such promotions and sweepstakes may not be sponsored. For the avoidance of doubt, NFLE shall not have any obligation to provide prizes or other awards to support such promotions.

(g) Discounts/Other Member Services: NFLE shall work with AOL to identify other AOL member benefits such as discounts on NFL merchandise, personal appearances with players, member Q&A sessions, etc. NFLE shall provide ***

(h) *** NFLE shall license to AOL the NFL Content necessary to allow AOL to *** provided that *** shall not ***

8.4 For Use by SportsLine. In furtherance of the license rights granted under Section 8.1 hereof, NFLE shall provide to SportsLine, subject to the terms of such Section 8.1, the following Content in a format that is mutually agreed upon by NFLE and SportsLine:

(a) Video Clips: NFLE shall provide *** video clips (of approximately *** duration each, which shall not be edited or incorporated in a longer video or other broader defined-Content offering) per week for use on the CBS SportsLine Website. Clips must include prominent links to additional video on NFL.com. Video clips may be archived for a *** period, subject to NFLE’s confirmation that no residual obligations shall result from such archiving. During the Term, NFL shall agree not to provide nor authorize the use of any video clips (for use online) to any of the following SportsLine competitors: ESPN/ABC, CNN/SI, NBC Sports, FoxSports, USA TODAY, Sporting News, Yahoo Sports or MSNBC, except that video clips shall be available to NFL Broadcasters as contemplated by Section 1.3(c) hereof.

(b) Audio Game Broadcasts: NFLE shall provide *** live audio game *** per week for SportsLine (such broadcast to be determined by NFLE in consultation with AOL and

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SportsLine), subject to *** . The audio broadcast shall include prominent links to additional audio broadcasts (if any) on NFL.com. Audio broadcasts may be archived for a *** period subject to NFLE’s confirmation that no incremental residual obligations shall result from such archiving. If such broadcasts are not available on commercially reasonable terms, NFLE shall provide some content substitute in its reasonable discretion.

(c) Marks: In connection with the promotion of Section 8 NFL Content, NFLE shall provide use of the Marks for SportsLine solely for use on the NFL areas of its Website, subject to the Trademark and Content Guidelines. For the avoidance of doubt, SportsLine shall have no right to use the Marks in any area of its Website in which Fantasy Football Products are displayed or distributed, except for the areas or pages displaying the Fantasy Football Products contemplated by Section 5 hereof.

(d) Chats: NFLE shall provide SportsLine with *** Internet chat sessions per month, featuring players, coaches, league personnel and other experts/analysts. During each NFL Season, *** of the *** chats per month shall be either active players or active coaches, including head coaches. For the avoidance of doubt, NFLE’s obligations hereunder are to provide access to the personnel for the chat, not to produce the chat for distribution.

(e) Promotions and Sweepstakes: NFLE grants SportsLine the right to conduct online promotions and sweepstakes with giveaways such as NFL tickets, NFL merchandise, Fantasy Football Products experiences, memorabilia etc., subject to NFLE’s prior written approval, such approval not to be unreasonably withheld or delayed. Such promotions and sweepstakes may not be sponsored. For the avoidance of doubt, NFLE shall not have any obligation to provide prizes or other awards to support such promotions.

(f) Discounts/Other Member Services: NFLE shall work with SportsLine to identify other SportsLine “member” benefits such as discounts on NFL merchandise, personal appearances with players, member Q&A sessions, etc. NFLE shall provide at least one member benefit per quarter.

9. Production Expense Funding.

The Parties shall agree to an annual budget as well as annual budgeting procedures relating to the costs of SportsLine’s performance of its hosting and production obligations in respect of the NFL Sites (the “Budget”). Additional terms relating to the Budget for 2001 and subsequent years are as follows:

9.1 2001 Production Budget. The Parties mutually agree to the Budget attached as Exhibit M for the first year of the Term.

9.2 Subsequent Annual Budgets. In each subsequent year of the Term, SportsLine shall submit its detailed proposed Budget in writing to NFLE and the other Interactive Parties in accordance with Section 9.3. Subject to the limitations of this Section 9, the proposed Budgets shall contain all costs proposed to be incurred by SportsLine’s in the performance of its hosting and production obligations in this Agreement in respect of the NFL Sites.

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9.3 Included and Excluded Costs. The Budget shall include direct and incremental expenses and directly attributable overheads (e.g., hosting costs, ad-serving costs, part-time resources) to the extent provided in Exhibit M. Unless otherwise agreed by CBS, NFLE and AOL, in each of their reasonable and good faith discretion, SportsLine shall not include in the annual Budget submission (and shall not be entitled to allocate for purposes of the annual Budget or cost recovery in Section 9.5 below) any categories of overhead or other indirect costs of a nature not included in the first Budget. For the avoidance of doubt, *** shall be directly responsible for, and shall timely pay the costs associated with, the following *** for the NFL Sites: *** for the rights granted hereby (and subject to the terms hereof), including without limitation fees payable in respect of *** all fees and other costs payable to or incurred by ***

9.4 Procedure for Approval of Subsequent Budgets. SportsLine shall present its annual Budget proposal to the Parties no earlier than February 15 and not later than March 15 of each year of the Term. The Parties shall then consider and negotiate the items to be included in the Budget and the costs attributable thereto. In consultation with the Parties, SportsLine shall make appropriate changes to its initial Budget submission and resubmit the Budget as a final Budget proposal to the Parties. In the event that no agreement can be reached among the Parties in respect of all or any line item of the overall Budget within thirty (30) days following the date on which SportsLine has submitted its initial Budget proposal for such year, then the Budget (or the budgeted amount, in respect of any individual line items not so agreed) for such year shall be equivalent to the Budget (or line item) approved or deemed approved for the prior year, plus an inflation factor of ***

9.5 Entitlement to Cost Recovery. SportsLine’s entitlement to cost-recovery of the production and ad serving costs of the NFL Sites pursuant to Section 16.1(b) shall be based on the approved Budgets in each year, and SportsLine acknowledges and agrees that it shall be responsible for cost over-runs in excess of the annual Budget. Notwithstanding the foregoing, the Parties acknowledge that the Budget contains certain line items (as specifically identified in Exhibit M) that are contemplated to be traffic- and/or ad-serve sensitive as more fully set forth on Exhibit M (“Variable Expenses”) and therefore not within the reasonable control of SportsLine. The Parties agree that such Variable Expenses shall be projected for planning purposes in the Budget, but that SportsLine shall be entitled to recover pursuant to Section 16.1(b) *** of the actual cost of the Variable Expenses incurred by SportsLine which may be higher or lower than the projected amount; provided that all costs are directly related to increases in traffic. The Parties acknowledge that in some instances these Variable Expenses will be allocations of SportsLine expenses based on the percent utilization by the NFL Sites to allow maximum cost efficiencies and synergies to be achieved. SportsLine agrees to notify CBS, AOL and NFLE promptly as soon as it becomes aware that any such line items shall be materially in excess of the amount approved in the Budget.

9.6 SportsLine Obligations to Accept Budget Revisions. NFLE may in its reasonable discretion request improvements or enhancements to the Content Plan, production, functionality or other elements of the NFL Sites during a Budget year. SportsLine shall not unreasonably refuse such requests; provided that any such change shall result in a revision to the Budget for the applicable year. Notwithstanding the foregoing, during the first year of the Term, SportsLine shall agree to implement changes requested by NFLE to the extent the Content Plan omitted any material element included within the NFL Sites during the 2000-2001 NFL Season (and to so revise the Budget) where the costs of implementing such changes do not exceed *** . For changes resulting in an increase in costs in excess

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of such *** threshold during the first year of the Term and subject to SportsLine’s obligation not to unreasonably refuse (and to include in the Budget) requests from NFLE for such improvements or enhancements, SportsLine shall be entitled to require, as a condition to accepting such change request and in lieu of a corresponding increase in the Budget, that NFLE reimburse SportsLine for all or a reasonable portion of the cost of any material change request. NFLE’s required interim revisions to the Budget and the corresponding obligations of SportsLine pursuant to this Section 9.6 shall not become part of the Budget for the following year without SportsLine’s prior written consent.

10. Backlog Rights.

NFLE hereby assigns to the Interactive Parties the rights to receive all proceeds to which NFLE is entitled, less any directly allocable out-of-pocket expenses paid to third parties, with respect to existing advertising, sponsorship and co-development agreements for existing online projects, subject to required third party approvals, as follows (it being understood that the agreements set forth below shall not be deemed to violate the exclusivity or any other rights granted to the Interactive Parties pursuant to this Agreement and that the Interactive Parties shall have no obligations with respect to such agreements except as set forth below in Section 10.1, Exhibit L (Part D) and/or in the Content Plan):

10.1 Existing Sponsors. With respect to existing sponsorship agreements for which rights payments are specifically allocated in whole or in part to NFL.com, all net sponsorship revenues specifically allocated to NFL Sites are assigned to SportsLine on behalf of the Interactive Parties and treated as Gross Revenues for purposes of profits and cost recovery allocations under Section 16. The Parties shall honor existing sponsorship categories and obligations, and existing advertising, placement, promotional and inventory obligations for promotional content and online impressions on the NFL Sites, as set forth below and on Exhibit L, subject (on the terms and subject to the deadlines set forth below) to compliance with *** provided that

(a) if the parties to such agreements have, *** pursuant to such agreements, failed *** to comply with *** (or, in the case of *** shall have failed to so comply with *** or such other applicable *** terms and conditions specified by *** in any agreements between *** and such third parties with respect to *** on or prior to *** (except in respect of *** then, from and after such dates at any time during which such *** shall so fail to comply, *** shall have the right to *** during the pendency of such noncompliance *** related to any such noncomplying *** provided that *** provides *** notice of such noncompliance and *** has not within *** days of such notice *** caused the non-complying party to be in compliance *** and

(b) with respect to any such noncompliance arising out of a failure by such parties, with respect to *** pursuant to these agreements, to comply with *** where such failure to comply results in *** then, in such event, *** shall have the right immediately upon notice to *** as contemplated in this clause (b) or until the party *** shall have complied with *** and

(c) with respect to any particular instances of the failure by the parties to such agreements to comply in any material way with *** prior to the applicable deadline set forth in clause (a) of this paragraph (other than a noncompliance with *** addressed in clause (b) above) that are, *** shall, upon notice from *** such particular instances of noncompliance (whether by causing such third party to comply or by *** by the deadline specified *** in such notice, and *** then, from and after such specified deadline, *** shall have the right to *** during the pendency of such particular instances of noncompliance *** in such particular instances of noncompliance *** as contemplated in this clause (c) or until such noncompliance shall have been resolved.

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For the avoidance of doubt, the rights provided *** in clauses (a), (b) and (c) of this Section 10.1 shall be *** if a party to an agreement described in this Section 10 fails at any time during the Term in any material way to comply with *** Under no circumstance may *** this Agreement due to any such noncompliance *** by any third party to an agreement referenced in this Section 10 (but for the avoidance of doubt, this limitation shall not apply to any rights of the Parties to this Agreement in respect of the performance or non-performance of the obligations of another Party hereunder, ***

NFLE guarantees payment to SportsLine as Gross Revenues of not less than *** in respect of such existing advertising, placement, promotional and inventory obligations for promotional content and online impressions for the 2001-2002 NFL Season. If such amount has not been paid to SportsLine as Gross Revenues on or before November 1, 2001, NFLE shall pay the difference of such amount to SportsLine no later than November 5, 2001.

10.2 *** Site. Agreement remains in place and administered by NFLE; 100% of NFLE’s net profits shall be contributed to SportsLine, on behalf of the Interactive Parties, as Gross Revenues for purposes of profits and cost recovery allocations under Section 16.

10.3 *** Site. Agreement remains in place and administered by NFLE; 100% of NFLE’s net profits shall be contributed to SportsLine, on behalf of the Interactive Parties, as Gross Revenues for purposes of profits and cost recovery allocations under Section 16.

10.4 *** Agreement remains in place and administered by NFLE; 100% of NFLE’s net profits shall be contributed to SportsLine, on behalf of the Interactive Parties, as Gross Revenues for purposes of profits and cost recovery allocations under Section 16.

10.5 *** Site. The *** site shall continue its cross-promotional relationship with NFL.com. This is a non-commercial site.

10.6 *** Site. Agreement, once executed, remains in place and administered by NFLE; 100% of NFLE’s net profits directly from site shall be contributed to SportsLine, on behalf of the Interactive Parties, as Gross Revenues for purposes of profits and cost recovery allocations under Section 16. However, the Interactive Parties shall not receive a share of NFLE equity in ***

10.7 *** Site. NFLE shall continue the cross-promotional relationship between NFL.com and the *** Site. This is a non-commercial site.

10.8 NFL/*** Site. Agreement shall remain in place and be administered by NFLE. In the event that NFLE decides in its sole discretion to retain profits from online auctions with *** and not (as is currently the case) to contribute such profits to charity, 100% of NFLE’s net profits shall be contributed to SportsLine, on behalf of the Interactive Parties, as Gross Revenues for purposes of profits and cost recovery allocations under Section 16. The agreement regarding share of profits applies solely to League-level profits from *** arrangements, and not to any Club-level profits. All Club-level profits/proceeds are excluded from the terms of this arrangement.

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10.9 Potential *** Game Site. 100% of NFLE’s net profits from the *** game site shall be contributed to SportsLine, on behalf of the Interactive Parties, as Gross Revenues for purposes of profits and cost recovery allocations under Section 16. Upon the execution of the agreement for the Websites produced by *** the agreement shall remain in place and be administered by NFLE; *** of NFLE’s net profits shall be contributed as Gross Revenues for purposes of profits and cost recovery allocations under Section 16. The Interactive Parties shall not receive a share of any *** equity allocated to NFLE under those proposed arrangements.

NFLE agrees that in the event that NFLE is unable to secure the consent of any of the relevant third parties to the assignment of the net proceeds from such existing projects and sponsorships as outlined above, NFLE shall pay to SportsLine as Gross Revenues, on or before *** , an amount in cash equal to the aggregate amount of allocable revenues or net profits actually received from such third parties for which such consent to assignment has not been obtained. NFLE shall use commercially reasonable efforts to enforce the third party obligations of such agreements, and the Interactive Parties acknowledge and agree that SportsLine shall comply with the placement and promotional obligations on the NFL Sites for such agreements as outlined in Exhibit L, Part D. NFLE shall be permitted to renew or extend any such agreement on substantially similar terms; provided that such renewal or extension shall not further erode the exclusivity granted to the Interactive Parties in Section 3 hereof.

11. Advertising and Sponsorship Sales Rights.

Subject to: (i) the right of NFLE to continue to sell (for the account of SportsLine as further provided herein) advertising on and sponsorships for NFL Sites (with placements to be coordinated by SportsLine as provided herein); and *** in respect of the production of an NFL *** Channel pursuant to the agreement referred to Section in 3.2(c) hereof, NFLE grants to *** the exclusive rights to sell sponsorships for and advertising for insertion and serving on the NFL Sites. *** acknowledge that such rights shall include, for avoidance of doubt, the right to sell any advertising that may be proposed for insertion in online direct marketing arising out of the NFL Sites (e.g., advertising inserted in email communications to user of the NFL Sites); provided that (a) with respect to direct marketing to User Data in respect of *** ‘s own goods and services, *** shall have the right, but not the obligation, to permit SportsLine to insert advertising in such direct marketing efforts in accordance with the terms of this Agreement; and (b) if *** elects to include advertising in any direct marketing efforts governed by the preceding clause (a), such advertising shall be governed by the terms of this Agreement. In addition to the foregoing and to the Content, layout and commercialization provisions set forth in the Content Plan and Section 2 hereof, the exercise by NFLE and the *** of their advertising and sponsorship sales rights granted hereby is further subject to the following terms:

11.1 SportsLine Obligations. *** acknowledge that SportsLine, as the primary sales agent and exclusive sales manager, has (a) the primary right and responsibility for selling, and (b) the exclusive right as the primary obligor in respect of all such advertising sales, to schedule and insert advertising on the NFL Sites, and all advertising sales conducted by *** shall be coordinated through, booked on behalf of, accounted for by, and fulfilled through SportsLine. In furtherance of this right and obligation, SportsLine shall *** as provided hereunder *** SportsLine shall have sole responsibility for the insertion of all advertising on the NFL Sites sold by *** , and shall allocate insertion orders for advertising sold by *** reasonably and in good faith. Furthermore, SportsLine shall bill and collect all revenues, and all associated sales, use, and ad valorem taxes, for all advertising sold on the NFL Sites;

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provided that to the extent advertising is sold by a Party other than SportsLine, at the Party’s option, SportsLine shall either bill and collect from the advertiser directly or from the selling Party, net of the selling Party’s sales commission as set forth in Section 11.16. All advertising revenue collected by SportsLine shall be deemed Gross Revenues for purposes of the allocation set forth in Section 16.1.

11.2 Rate Card Approval. *** have the right to *** the initial rate card for advertising on NFL Sites upon the execution of this Agreement, and to *** any proposed changes during the Term to reflect *** . The Parties expect that the rate card shall be revised at least *** on or before *** Subject to prior agreement of the Parties, *** Subject to *** agrees not to *** and the other Parties hereby acknowledge that they shall not be entitled to obtain any advertising on the NFL Sites for which *** has not been *** by the relevant advertiser, unless otherwise agreed in writing by the Parties. Notwithstanding the preceding sentence, *** but shall not, at any time after *** be required to *** acknowledges *** and agrees to ***

11.3 Coordination with NFLE; Allocation of Revenues to NFL Sites. *** shall each work with SportsLine to develop a cooperative sales process and communications protocol to maximize advertising and sponsorship opportunities on the NFL Sites. The Parties acknowledge that NFLE may sell broad-based NFL sponsorships or advertising that provide for aggregate payments for promotional rights, advertising and/or sponsorship of multiple NFL-related venues, events, properties and programming. Subject to the remaining provisions of this Section 11 concerning protected categories, in the event that such broad-based sponsorships or advertising include, inter alia, the sale of sponsorship or advertising rights in respect of the NFL Sites, NFLE shall allocate an appropriate portion of such sponsorship or advertising revenues received by NFLE (and the purchase of sponsor promotion and/or advertising serving on the NFL Sites at the rate card rates or other rates mutually agreed by the Parties) attributable to advertising on the NFL Sites in its sole but good faith discretion.

11.4 *** Subject to *** the Parties acknowledge that *** agree to *** as appropriate, ***

11.5 NFL Sponsors. *** With respect to placements on the NFL Sites, NFLE is entitled to approve, and shall cooperate with SportsLine as exclusive sales manager in developing strategies for making approaches and completing the sale of online advertising/sponsorship to official NFL sponsors. NFLE shall provide SportsLine with contacts at all NFL sponsors and agrees to make reasonable efforts to set up initial meetings/conference calls.

11.6 Protected Categories. The premium sponsorships and strategic partners listed below are deemed “protected categories,” and none of the Interactive Parties may sell advertising or sponsorship rights on or in relation to the NFL Sites to any competitors of the NFL sponsors in these categories prior to *** :

(a) Malt beverages (beer, ale, malt liquor, and non-alcoholic malt beverages) ***

(b) Consumer activated payment systems including, without limitation, credit cards, charge cards, debit cards (on-line and off-line), stored value cards (e.g., smartcards), travelers checks, and electronic travelers checks ***

(c) Affinity credit cards, debit cards, charge cards and stored value cards ***

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(d) Airlines ***

(e) Beverages, including all hot and cold, carbonated, nonalcoholic, non malt-based nondairy drinks, as well as prepackaged coffee and tea ***

(f) *** Sports apparel and accessories ***

(g) *** Isotonic/sports beverages ***

(h) *** Wireless devices and related infrastructure hardware *** ; and

(i) *** Satellite TV ***

No Minimum Category Price (as defined below) or other amount shall be required to be paid by or on behalf of such sponsors or strategic partners to maintain such protected status (and, without the separate purchase of advertising on the NFL Sites, no advertising will be provided on the NFL Sites to such sponsors or partners) during the period from the Effective Date and ending on ***

11.7 Protection of Sponsors/Partners in Subsequent Seasons. From and after *** , at any time and from time to time during the Term, NFLE has the option to extend for additional years the prohibition on competitive advertising/sponsorship sales and continue to protect (or to re-protect) any of the sponsorship “protected categories” set forth in clause 11.7(a)(i) below for such key sponsors or strategic partners by notifying *** in writing of its election to so protect such sponsorship categories not later than *** of the year for which such protection is sought by NFLE:

(a) As compensation for such protection in the case of the key sponsorship categories designated in clauses (a) through (e) of Section 11.6, NFLE shall pay to SportsLine in cash on the date notice is given pursuant to this Section 11.7 (or, in the case of a contractually-agreed schedule with such sponsor, on the third business day following NFLE’s receipt of such sponsor payment(s)), for contribution to Gross Revenues for purposes of profits and cost recovery allocations under Section 16 an amount in cash in respect of each such key sponsorship category that NFLE desires to protect (the “Sponsorship Category Protection Price”) equal to the positive difference, if any, which results by subtracting:

(i) any payments (A) made during such year by such key sponsor to any Party and (B) properly allocated to the purchase of advertising on and/or sponsorship rights in respect of any of the NFL Sites, from

(ii) an amount equal to the greater of (A) *** of the aggregate annual cash payments made by such League-level sponsor to NFLE as consideration for League-level sponsorship rights granted, including revenues passed through to the Member Clubs of the NFL, but excluding for the avoidance of doubt *** or any other payments made pursuant to arrangements with *** the value of any *** in connection with any cash payments (which cash payments shall nonetheless be included in the calculations hereunder*** cash paid to *** that may exist from time to time during the term hereof, or to the *** in each case in respect of *** any payments directly to *** that are required to be made by *** including, without limitation, direct payments of a type described in ***

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as well as payments to *** and (z) any such revenues from *** in consideration of an amount payable to *** (such League-level cash sponsorship payments to NFLE being referred to herein as “National Sponsorship Revenues”), and (B) the Minimum Category Price for such sponsorship category as follows***

(b) With respect to the strategic partner categories set forth in clauses 11.6(f) through 11.6(i) hereof (but without reference to the specific current holders thereof), NFLE may purchase extensions by paying to SportsLine as a contribution to Gross Revenues an amount in cash in respect of each such Strategic Partner category that NFLE desires to protect (the “Strategic Partner Category Protection Price,”) equal to the positive difference, if any, which results by subtracting:

(i) any payments (A) made during such year by such strategic partner to any Party and (B) properly allocated to the purchase of advertising on and/or sponsorship rights in respect of the NFL Sites, from

(ii) *** in respect of each such strategic partner category, (except for the *** category, in respect of which such amount shall be ***

11.8 Treatment of Category Protection Price Payments. NFLE may designate a sponsorship or strategic partner category as protected (and thereby obtain the protection against competitive advertising or sponsorship for such categories) by providing written notice to AOL, CBS and SportsLine and paying to SportsLine, on behalf of the Interactive Parties, in cash on such notice date (or, in the case of a contractually agreed payment schedule with such sponsor, on the third business day following NFLE’s receipt of such sponsor payment(s)) the Sponsorship Category Protection Price or Strategic Partner Category Protection Price, respectively, (any such payment being referred to generally hereafter as a “Category Protection Price”) prior to NFLE’s receipt of any National Sponsorship Revenues or other advertising revenues from key sponsors or strategic partners in such categories. Payment of such Category Protection Amount to SportsLine, on behalf of the Interactive Parties, as provided herein as Gross Revenues shall constitute the purchase by NFLE (for its own account for in-house or use on behalf of such protected sponsor or strategic partner, as the case may be) of the corresponding amount of NFL Sites advertising inventory at the prevailing rate-card or other agreed advertising rates determined in accordance with Section 11.2 (including any applicable discounts). Upon payment of the Category Protection Price in respect of a protected sponsorship or strategic partner category, NFLE shall be deemed to have contributed to Gross Revenues an amount equal to the Category Protection Price, and such amount shall be credited against NFLE’s obligations to contribute such amount to Gross Revenues upon receipt of any advertising or sponsorship revenues properly available to the NFL Sites in such category. Thereafter, upon receipt of advertising or sponsorship revenues from a protected sponsor in respect of which NFLE has paid a Category Protection Price, NFLE shall be entitled to retain and not contribute to Gross Revenues the allocable amounts received from such sponsor, to the extent that such amounts do not exceed the Category Protection Price paid by NFLE. In the event that any of the Interactive Parties collects any advertising or sponsorship revenues from a protected sponsor that are properly allocable to the NFL Sites (including without limitation the Customized Sites), any previously paid Category Protection Price shall be recalculated and the applicable Interactive Party shall pay to NFLE, prior to contributing any such amount to Gross Revenues, an amount of such collected advertising or sponsorship revenues sufficient, when combined with all other such payments to NFLE in

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respect of such protected category, to reimburse NFLE for the aggregate Category Protection Price previously paid by NFLE in respect of such protected sponsorship category. NFLE shall receive no commissions under Section 11.16 in respect of NFLE’s payment of (or reimbursement for the payment of) the Category Protection Price. However, upon receipt of advertising or sponsorship revenues from a protected sponsor in respect of which NFLE has paid a Category Protection Price, and if such revenues are:

(a) otherwise properly allocable to Gross Revenues but for the provisions of this paragraph, and

(b) the aggregate amount of such properly allocated revenues would be in excess of the Category Protection Price paid by NFLE,

then, in such event, the Parties shall, after reimbursement of NFLE for its prior payment of the Category Protection Price as provided above, contribute as Gross Revenues the excess of all such amounts received (and so allocated) over the Category Protection Price paid by NFLE, and NFLE shall be entitled to its commission payment under Section 11.16 (for sales closed by NFLE) in respect of the amount of such excess.

11.9 Additional Protected Categories. NFLE has the option at any time during the Term to designate up to *** other offline key sponsorship categories that shall be deemed online “protected categories” for purposes of Section 11.8 hereof and for all other purposes hereunder (including the prohibition on competitive advertising and sponsorships), by notifying *** in writing of its election not later than the May 1 preceding the applicable NFL Season, designating in such written notice (a) the category definition, and (b) the identity of the offline sponsor (or prospective offline sponsor) being protected. As compensation for such protection, NFLE shall contribute an amount equal to the Category Protection Price to SportsLine, on behalf of the Interactive Parties, in cash on such notice date (or, in the case of a contractually agreed payment schedule with such sponsor, on the third business day following NFLE’s receipt of such sponsor payment(s)) as Gross Revenues for each such category (assuming for purposes of each such additional category that the Minimum Category Price for such additional category is *** and as such Category Protection Price would otherwise be determined in accordance with Section 11.7 in respect of the existing key sponsor categories) to Gross Revenues for purposes of profits and cost recovery allocations under Section 16, and shall receive a corresponding amount of NFL Sites advertising inventory at the prevailing rate-card or other agreed advertising rates (including any applicable discounts referred to in Section 11.2).

11.10 Additional Protected Categories at Market Rates. In addition to the foregoing, on or before May 1 preceding each applicable NFL Season, NFLE shall have the option, at any time during the Term to purchase comparable sponsor protection for buy commitments for additional sponsors or prospective sponsors at then-prevailing market rates for sponsorship preferential treatment as reasonably established by SportsLine, based on the overall level of sponsorship revenue available in the category for which NFLE is seeking such protection. If any such sponsor protection is purchased by NFLE at then-prevailing market rates, the applicable category shall be deemed a “protected category” for purposes of Section 11.8 hereof and for all other purposes hereunder (including the prohibition on competitive advertising and sponsorships).

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11.11 First Right of Refusal to Non-Protected NFL Sponsors. For NFL sponsors in categories that are not protected pursuant to *** the Interactive Parties shall ***

11.12 Advertising Sales to Sponsor Competitors. SportsLine may sell advertising to competitors of NFL sponsors in non-protected categories; provided that unless NFLE consents, SportsLine may not sell Integrated Online Sponsorships (as defined herein) to such competitors, and such competitors may not be featured on the NFL Sites in a manner that, in NFLE’s sole but good faith judgment, implies an association with, sponsorship of, or other relationship with the NFL, or in which the competitor’s advertising or marks are used in conjunction with NFL marks and logos. NFLE agrees to work with SportsLine to develop suitably creative advertising units *** for such competitors. For purposes of this Section, “Integrated Online Sponsorship” is defined as ***

11.13 Open Categories. For categories in which there is no existing NFL sponsor, SportsLine may sell any online media on the NFL Sites. With respect to any online media package that constitutes an Integrated Online Sponsorship in any of such categories, SportsLine may sell such Integrated Online Sponsorship on a case-by-case basis, subject to:

(a) the compliance of such sponsor with customary NFL sponsorship terms and conditions in substantially the form attached as Exhibit K;

(b) the allocation by SportsLine of a credit to NFLE (for payment only in the circumstances set forth and as otherwise provided in Section 11.14 below) for an online sponsorship fee of an amount equal to *** of the gross revenues received by SportsLine from such sponsor in respect of the NFL Sites (including any amounts reasonably allocated to the NFL Sites in respect of cross-site sponsorships for both SportsLine sites and NFL Sites) (the “NFLE Sponsorship Credit Amount”);

(c) NFLE’s approval, in its reasonable discretion, of such sponsorship; and

(d) such sponsorship having a term of not more than one year.

11.14 Payment of NFLE Sponsorship Credit Amount. Gross Revenues shall be deemed to include all properly allocable sponsorship revenues net of the amount of the NFLE Sponsorship Credit Amount until such time as the aggregate amount of Gross Revenues shall have exceeded the amount referred to in Section 16.1(c). Within ten days following the date, if any, on which the Interactive Parties have received pursuant to this Agreement revenue sharing payments of the entire $140 million amount referred to in Section 16.1 hereof, SportsLine shall remit to NFLE a payment in an amount equal to the aggregate NFLE Sponsorship Credit Amount then credited to the account of NFLE. Thereafter, SportsLine shall continue paying to NFLE any unpaid NFLE Sponsorship Credit Amount on a quarterly basis in respect of all applicable sponsorship revenues during the Term.

11.15 Special Rule for SportsLine Run-of-Site Banner Advertising. The Parties agree that, subject to each of the category protections and other limitations set forth herein with respect to advertising appearing on the NFL Sites, SportsLine may sell run of site banner advertising for random insertion on the CBS SportsLine Websites and the NFL Co-branded Areas and that revenues from such advertising sales may be retained entirely by SportsLine and shall not be required to be contributed as Gross Revenues hereunder. SportsLine acknowledges that this exception applies only to banner

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advertising appearing on both the CBS SportsLine Websites and the NFL Co-branded Areas and agrees to allocate reasonably such advertising units based on historical traffic and insertion patterns on the former CBS SportsLine Website pages that are included within the NFL Co-branded Areas.

11.16 Commissions. Except as otherwise more specifically provided herein including Section 11.13 hereof, for advertising and sponsorship sales on the NFL Sites, the selling Party, whether NFLE or any one or more of the Interactive Parties, shall receive a commission for ad sales on the NFL Sites equal to *** For the avoidance of doubt, except as otherwise provided herein, no Party shall be entitled to a commission unless such Party shall close the sale to advertiser by delivering to SportsLine a signed insertion order for such sale. The Parties further agree to allocate reasonably among themselves the commissions earned on joint sales.

11.17 Prohibited Advertising/Sponsorship Categories. All advertising and sponsorship sales shall be subject to the ATS; provided that (i) with respect to the Customized Sites, both NFLE and AOL shall have the discretion and authority to enforce such ATS, (ii) with respect to the Generally Available Sites, only NFLE shall have such enforcement discretion and authority, and (iii) with respect to all of the NFL Sites, NFLE shall have the right to prohibit advertising or sponsorship for any other products or services that NFLE determines in its reasonable discretion improperly imply an association or affiliation with or endorsement of such advertiser by, the NFL or are otherwise inconsistent with the image of the NFL or the Clubs.

11.18 Retained Inventory. The Parties acknowledge that NFLE shall be allocated and entitled to retain *** of the total advertising inventory on the NFL Sites for in-house NFLE advertising and promotion (including without limitation (a) the sale of NFL game tickets, (b) the promotion of NFL Insider subscriptions, (c) any Emerging Media Rights initiative or other commercial venture in which NFLE or any of its affiliates is a direct participant, so long as such advertising and/or promotion is not third-party branded, and (d) other internal NFL brand-enhancing commercial efforts) at NFLE’s sole discretion (but in no event shall the promotions referred to in clauses (a) through (d) hereof be used for third party-related commercial purposes or for re-sale). NFLE shall also have the right to use in the same manner not less than *** of any unsold advertising inventory. Subject to Section 10 hereof, all such in-house advertising appearing on the Customized Sites shall be subject to the AOL Carriage Terms. NFLE and SportsLine shall agree to a reasonable allocation of such inventory, and SportsLine shall not propose insertion or serving schedules for such NFLE-retained inventory that disadvantage NFLE as compared to other sponsors or advertisers on the NFL Sites. For the avoidance of doubt, such NFLE inventory shall be required to comply with the ATS, and no inventory retained by NFLE within the Co-branded Areas may be used for the promotion of Fantasy Football Products.

12. Online Commerce Rights.

12.1 Online Commerce Rights. Subject to the terms of this Section 12, NFLE hereby assigns to the Interactive Parties the exclusive right to receive as Gross Revenues (a) all revenues from the conduct of e-commerce activities through the NFL Sites by, or on behalf of, the Interactive Parties and (b) all revenues, less actual direct third party expenses, received by NFLE from its conduct of e-commerce activities through the NFL Sites.

12.2 Current On-Line Merchandise Vendor and/or Fulfillment Partner. The Interactive Parties acknowledge, except as otherwise provided herein, that their rights hereunder are subject to the terms and conditions of that certain *** dated as of *** among *** and any renewal, amendment or successor agreement *** provided that

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(a) in the event that *** fails to *** to comply with *** or such other applicable *** at any time after *** then *** shall have the right to *** during the pendency of such noncompliance *** as contemplated in this Section 12.2); provided that *** provides *** notice of such noncompliance and *** has not caused, within *** days of such notice *** to remedy such failure in its compliance *** and

(b) with respect to any such *** arising out of a failure *** to comply with the *** where such failure to comply results in *** then, in such event, *** shall *** upon notice *** is effected as contemplated in this Section 12.2 or until *** shall have *** to comply with *** and

(c) with respect to any particular instances of the failure *** to comply *** with the *** prior to the applicable deadline set forth in clause (a) of this paragraph (other than a noncompliance with *** addressed in clause (b) above) that are, *** shall, upon notice from *** eliminate or cause the elimination of such particular instances of noncompliance *** by the deadline *** then, from and after such specified deadline, *** during the pendency of such particular instances of noncompliance *** involved in such particular instances of noncompliance *** is effected as contemplated in this clause (c)) until such noncompliance shall have been resolved.

The Parties acknowledge that users of *** shall be subject to the *** Privacy Policy Statement set forth in Exhibit *** hereto. *** shall use, in good faith, its best efforts to cause *** to amend the *** Privacy Statement in the manner set forth in Exhibit *** . For the avoidance of doubt, the rights provided to *** fails *** to comply with *** or such policies or terms of service. Under no circumstance may *** due to any such noncompliance *** with *** or such policies or terms of service, or if *** is unable to cause *** to amend the *** Privacy Statement in the manner set forth in Exhibit *** (but for the avoidance of doubt this limitation shall not apply to any rights of the Parties to this Agreement in respect of the performance or non-performance of the obligations of another Party hereunder, including without limitation ***

NFLE shall remit to SportsLine, on behalf of the Interactive Parties, as Gross Revenues subject to Section 16 all revenues owing to NFLE from *** pursuant to the *** Agreement, less direct out-of-pocket expenses incurred by NFLE; provided, that in the event that (x) NFLE negotiates an increased royalty from *** as part of a revision to the existing agreement with *** (including any automatic extensions thereof in accordance with its terms through the *** NFL Season), and (y) such revised agreement is on substantially similar terms to the existing agreement (including any such renewals) other than any revisions to such royalty rate or any revisions resulting from *** , NFLE shall retain and shall not be required to contribute as Gross Revenues *** of the amount by which the increased royalty exceeds *** of the gross revenues from the operation NFLShop.com.

12.3 Successor On-Line Merchandise Vendor and or Fulfillment Partner. The selection of an online merchandise vendor and/or fulfillment partner as successor to *** and the terms of such e-commerce relationship, is at the NFLE’s sole discretion; provided that NFLE shall consult with the Interactive Parties in good faith before making such selection and shall notify the Interactive Parties of such an agreement and shall send each of the Interactive Parties a copy of such agreement and any such

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successor shall be obligated to comply with the terms of this Agreement. NFLE shall not, without the prior written consent of the Interactive Parties, agree to engage any such party or parties under terms that permit such party or parties to pay royalties (or other comparable form of consideration) in respect of e-commerce transactions that are materially less favorable to NFLE than those under the *** Notwithstanding the provisions of Section 12.1 hereof, in the event that *** then, in such event, *** shall be entitled to *** and shall be required to *** NFLE shall give good faith due consideration of the rights of the Interactive Parties in the selection of any successor online merchandise vendor and/or fulfillment partner and the terms of any such successor agreement. For the avoidance of doubt, NFLE shall require any such successor e-commerce vendor and/or fulfillment partner to *** to comply with the *** .

12.4 Promotion for NFL Shop. SportsLine *** agree to provide prominent promotion for the NFL Shop on the NFL Sites in each case, respectively, in accordance with the SportsLine Promotion Plan and the *** provided that *** as set forth in *** and otherwise, shall be subject to compliance with *** .

12.5 Similar E-commerce Site(s). In the event NFLE determines to establish e-commerce merchandising sites similar to those on the NFL Sites via other distribution outlets (e.g., *** ), the Parties acknowledge and agree that such relationships shall be permitted under the terms of this Agreement, but shall be subject to, and all revenues from such ventures, except as otherwise provided in Section 12.3 hereof, shall be deemed Gross Revenues payable to SportsLine and allocated as otherwise provided herein.

12.6 Treatment as Gross Revenue. All amounts payable to NFLE from its own e-commerce activities through the NFL Sites (less directly allocable expenses) shall be considered Gross Revenues for purposes of the cost recovery and profit calculations under Section 14.1.

12.7 Certain Transactions Excluded. Notwithstanding any provision of this Agreement to the contrary, the Interactive Parties shall not be entitled to receive any revenues from the online sale of tickets and/or any associated commissions therefrom, membership in any NFL affinity club that is also available offline or any revenues derived from online sales of subscriptions to NFL Sunday Ticket or any other cable, satellite, or other subscription or pay-per-view access to the telecast of NFL Games or to NFL Insider or any successor or additional offline magazine.

13. Database Privacy, Ownership and Direct Marketing Rights.

13.1 Collection and Reporting of User Data.

(a) During the Term and subject to applicable law and the Privacy Policy adopted in Section 13.3 hereof, *** shall collect and maintain data *** of and relating to users of each NFL Site, including each *** provided that such collection and maintenance with respect to *** shall also be subject to *** including without limitation (i) *** each user of the applicable NFL Site (to the extent so provided or required to be so by such user, whether through a registration process or otherwise), (ii) *** , and other access and use by such user of such site, and (iii) such other available information as may be reasonably requested by *** from time to time (collectively, “User Data”). For purposes of this Agreement, User Data shall include *** even if such information is collected and obtained by *** provided that the end user consents to the disclosure of such information to the other Parties. In the event *** provided that ***

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(b) Notwithstanding the foregoing clause (a), the Parties acknowledge that an individual Internet end user may be a user of the online or other data-capture services operated by the Parties independent of this Agreement, and that the user data gathered from such end users independent of this Agreement, and the user data gathered by the Parties in their respective businesses independent of this Agreement and the NFL Sites, shall not be deemed User Data for the purposes of this Agreement. Within *** days following the end of each calendar month of the Term, *** shall deliver *** report, in a format mutually agreed by the Parties, setting forth the *** User Data collected from each NFL Site (including for the avoidance of doubt *** during such calendar month. In the event, but only in the event, that*** shall deliver a *** report setting forth such User Data in the same format used by *** and on the same dates that the *** reports are due; provided that with respect to the information referred to in clauses (ii) and (iii) of this Section, such information shall be in the form that *** customarily prepares and reports such information to *** such information.

13.2 Ownership of User Data. The Parties’ ownership of and rights to use and exploit User Data shall be as follows:

(a) With respect to User Data obtained from the Customized Sites or the Co-branded Suite during the Term, AOL shall own all right, title and interest in such User Data. AOL hereby grants to each of the Parties a worldwide, perpetual and irrevocable royalty-fee license to use such User Data for any business purpose allowable under applicable law, subject to (i) the mutually agreed-upon Privacy Policy (defined below) and (ii) the AOL Carriage Terms;

(b) With respect to User Data obtained from the Generally Available Sites during the Term, NFLE shall own all right, title and interest in such User Data. NFLE hereby grants to each of the Interactive Parties a worldwide, perpetual and irrevocable royalty-free license to use such User Data for any business purpose allowable under applicable law, subject to (i) the mutually agreed-upon Privacy Policy (defined below), (ii) the NFLE Terms of Service and (iii) the terms of this Agreement; and

(c) Subject to their compliance with the usage restrictions set forth herein and the provisions herein regarding required contributions to Gross Revenues during the Term, the Parties shall have no duty to account to the owner of such User Data for their usage of such User Data to which rights have been granted hereunder.

Notwithstanding the foregoing, the Parties shall not have the right to sell, disclose or provide User Data to any third party unless such third party agrees to be bound by the restrictions on User Data set forth in this Agreement.

13.3 Privacy Policy. The Parties shall agree in writing on a mutually acceptable privacy and data usage policy with respect to data collected from NFL Site users (and AOL users on Customized Sites). Such privacy policy shall be substantially in the form attached as Exhibit N hereto, as may be amended from time to time upon mutual written agreement of the Parties (the “Privacy Policy”); provided that the Privacy Policy shall not be applicable to users on the AOL Network other than as users

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of the Customized Sites. Each NFL Site and each Customized Site shall contain a link to the Privacy Policy, which shall be available to users on web pages hosted and served by each of SportsLine and AOL. Each Party shall use User Data only in accordance with the Privacy Policy and applicable law.

13.4 Revenue Share. *** revenues accrued by the Parties during the Term from the use of *** provided by any of the Parties pursuant to this Agreement, including revenues from *** are considered *** for purposes of Section 16; provided that (i) this provision shall not be deemed to require *** to include within *** any revenues earned by (A) *** (which revenues are excluded for all purposes from the scope of this Agreement); (B) *** (which revenues shall be *** ; (ii) in no event shall *** and (iii) any revenue independently derived from User Data in a Party’s possession other than through a report given to a Party by another Party in connection with this Agreement shall not be included in *** . The Parties agree that the *** agreed upon by the Parties; provided that ***

13.5 Restrictions on Use. The Parties agree that the *** (attached as Exhibit *** hereto, as such terms may be updated by *** from time to time (such modifications to be subject to the approval of *** , not to be unreasonably withheld or delayed)) shall apply to *** The Parties further agree that the *** as may be updated from time to time (such modifications to be subject to the approval of *** not to be unreasonably withheld or delayed) shall apply to the Customized Sites. During the Term and for a period of *** thereafter, *** shall not use, or authorize any other Person to use, *** neither *** shall use, or authorize any other Person to use, *** neither *** shall use, or authorize any other Person to use, *** provided that if ***

14. Emerging Media Rights.

NFLE agrees to provide the Interactive Parties with the following rights in connection with Emerging Media (the “Emerging Media Rights,” as such term is defined below), as follows:

14.1 Profit Sharing. *** shall pay to *** an aggregate of *** of the *** received by *** from the exploitation of Emerging Media Rights. For purposes of this portion of the Agreement, Emerging Media Rights “net profits” shall be defined as *** received by *** for the sale of rights from an Emerging Media Rights opportunity less all and any *** to exploit the opportunity. For the purposes of this portion of the Agreement, “net revenues” shall be defined as *** In the absence of mutual agreement among the Parties to the contrary, *** shall be entitled to *** Such *** share of net profits from Emerging Media Rights is referred to herein as “Emerging Media Shared Profits.” For the avoidance of doubt, neither *** shall be included ***

14.2 Cap on Sharing Payments. Notwithstanding the sharing provisions of Section 14.1, the amount of Emerging Media Shared Profits payable to *** hereunder shall be limited by a cap (referred to herein as the “Emerging Media Shared Profits Cap”). *** shall not be entitled to receive during *** any Emerging Media Shared Profits payments in excess of the then-applicable Emerging Media Shared Profits Cap, which shall be an amount determined from time to time as follows:

(a) *** paid at any time or from time to time during such period;

(b) ***

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14.3 Payments. NFLE shall remit any Emerging Media Shared Profits to SportsLine on or before May 15 of each year during the Term for distribution to the Interactive Parties as set forth on Exhibit O. The Parties may by mutual agreement agree to net such payment against rights payments due under Section 16.

14.4 Allocation of Revenues. In any transaction in which NFLE receives revenues that would constitute Gross Revenues, Emerging Media Rights revenues, and/or revenues not subject to this Agreement, NFLE shall allocate such revenues (and any costs associated therewith in determining the amount of Emerging Media Shared Profits) in NFLE’s reasonable discretion, exercised in good faith and in a manner consistent with NFLE’s past practice, among the Gross Revenues, Emerging Media Rights revenues and other NFLE revenues not subject to this Agreement. In effecting such allocation, NFLE shall take into consideration all factors reasonably necessary to render a fair and reasonable allocation, but the Interactive Parties acknowledge that the ultimate allocation of such revenues and costs shall be within the reasonable discretion of NFLE.

14.5 No Obligation to Enter Transactions. NFLE shall make reasonable efforts to investigate and exploit its Emerging Media Rights opportunities. However, NFLE is not obliged to enter into any Emerging Media Rights transaction and may reject any proposed or potential transaction in its sole discretion.

14.6 First Right of Refusal. Except in respect of transactions involving *** hereby grants to *** during the Term a right of first refusal with respect to all contractual arrangements in which *** proposes to enter involving *** . In the event that, at any time during the Term, *** determines that it wishes to pursue *** opportunity,*** shall notify *** in writing of *** intention and the terms on which *** is prepared to enter into such opportunity. *** , or any one or more of them, shall thereupon have a period of *** days to negotiate with *** regarding such terms. *** hereby agree that they will confer in good faith with each other regarding the coordination of any such negotiations with *** provided that if after doing so no agreement is reached with regard to a coordinated strategy *** is free to negotiate with *** on its own. *** if at the conclusion of such *** period *** (or those of them participating in such negotiation, as the case may be) shall have failed to reach agreement with *** on the terms of their participation in such *** opportunity, *** shall thereupon have the right to *** concerning such *** opportunity.*** may at any time thereafter, and without further consultation with or notice to the Interactive Parties, *** in respect of such *** opportunity; provided that the terms of such transaction are no more favorable to the third party or parties participating in such *** than the terms *** was prepared to offer to *** participating in such negotiation with ***

14.7 Promotion on and Access Through NFL Sites. The Interactive Parties agree that the products and/or services offered pursuant to executed Emerging Media Rights transactions (whether such transactions are undertaken with Interactive Parties or third Parties) shall receive prominent advertising and/or promotion (as determined by the Parties in their reasonable discretion in respect of any such promotion other than that allocated to NFLE’s retained advertising inventory) on NFL Sites without charge to NFLE (or the relevant Emerging Media Rights partner). Such promotion may consist of graphical links (as appropriate for Internet-accessible offerings), content or access linking, advertisements and/or other reasonable promotional elements; *** The level, types and promotional prominence of such promotion shall be determined reasonably by the Parties based upon the expected Emerging Media Shared Profits from such opportunity. Where appropriate, the Emerging Media Rights

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offering must be available for purchase, access or subscription on or through NFL.com and/or such other NFL Sites as may be reasonable in the circumstances; provided that such offering contains links back to the originating NFL Sites. With respect to any such advertising and/or promotion on the Customized Sites, such advertising and/or promotion shall comply with the AOL Carriage Terms. For the avoidance of doubt, such promotional inventory shall be allocated reasonably among the Parties, and shall not be drawn exclusively from the NFLE reserved advertising inventory on the NFL Sites.

14.8 Definition of Emerging Media Rights: Subject to Section 14.9, for purposes of this Agreement, the term “Emerging Media Rights” shall be defined as the grant by NFLE (or its affiliates) of rights to NFL Content in the following areas:

(a) *** For purposes of this Section 14, the term *** is defined as *** The decision whether to *** after consultation with the *** provided that *** shall not in connection with or in support of *** remove from or refuse to continue to provide to the NFL Sites any NFL Content previously displayed or approved for display thereon in accordance with the terms of this Agreement.

(b) *** For purposes of this clause *** is defined as *** hereby agrees that it shall not during the Term enter into any *** transactions involving a grant of ***

(c) *** in accordance with the terms of this Agreement. The Parties acknowledge that ***

(d) ***

(i) *** provided that in no event shall ***

(ii) *** and

(iii) ***

(e) *** The grant to any third party of rights to *** other than (i) the grant of rights to *** and (ii) the grant of rights in respect of *** other than to any of the Interactive Parties in accordance with this Agreement). *** shall not include *** As used herein, “Online” shall mean modes of digital or analog communication in which two or more parties have established a circuit (or virtual circuit) usable for two-way transmissions. By way of example and not limitation, *** As used herein, *** shall mean ***

(f) *** Subject to the exclusions below, the grant to any third party of commercial exploitation rights for other uses of *** For purposes of this Agreement only, ***

14.9 Exclusions from Emerging Media Rights Definition. In no event shall the Emerging Media Rights terms apply to (or shall any Emerging Media Rights revenues include):

(a) any revenues for the ***

(b) any transaction for a grant of rights for use in ***

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(c) any transaction involving the delivery of ***

(d) the grant of rights to NFL Content for *** or

(e) the grant of limited rights to a limited amount of NFL Content for ***

14.10 Advertising/Sponsorship Rights. In connection with any Emerging Media Rights application to be offered or made accessible through any of the NFL Sites, and subject to the reasonable discretion of NFLE, the Parties acknowledge the presumption that SportsLine shall be appointed to sell advertising and, as may be appropriate, sponsorships of such application in accordance with the terms hereof. If the sale of advertising by SportsLine is so approved by NFLE, NFLE shall coordinate with SportsLine to establish a mutually acceptable sales policy, including retention of commissions, commission levels, and other terms, to permit SportsLine to effect such sales and to coordinate such sales with SportsLine’s advertising and sales campaigns for the NFL Sites.

15. Rights Fees Obligations. In consideration of the rights and benefits granted by NFLE hereunder, and in addition to the assumption of their respective financial and performance obligations hereunder, the Interactive Parties agree as follows:

15.1 Rights Fee Payments. Except as otherwise provided in Section 15.3, the Interactive Parties agree, severally but not jointly, to make the following payments to NFLE during the Term, in each case in accordance with the allocation of responsibility for making such payments as set forth on Exhibit O:

(a) *** million for the first year, to be paid in quarterly installments with the first installment due and payable not later than *** business days following the Effective Date, and the subsequent installments to be paid on or prior to ***

(b) *** million for the second year, to be paid in quarterly installments on or prior to *** ;

(c) *** million for the third year, to be paid in quarterly installments on or prior to *** ;

(d) *** million for the fourth year, to be paid in quarterly installments on or prior to the next succeeding *** ; and

(e) *** million for the fifth year, to be paid in quarterly installments on or prior to the next succeeding ***

15.2 Early Withdrawal by AOL. In the events, and solely in the events that (a) AOL elects to withdraw from this Agreement as provided in Section 24.8 hereof, *** then, in such events, the rights fees payable by the Interactive Parties pursuant to Section *** hereof in respect of the ***

15.3 SportsLine Shares. SportsLine agrees to issue to NFLE SportsLine voting common stock (the “SportsLine Common Stock”) as follows:

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(a) Within ten business days following the date on which this Agreement is executed, SportsLine shall issue instructions to its transfer agent to issue a certificate in the name of NFLE representing 350,000 shares of SportsLine Common Stock;

(b) Provided that NFLE has not exercised its right pursuant to Section 24.2 to terminate the Agreement after the 2002-2003 NFL Season, SportsLine shall, at SportsLine’s sole option, on or before May 31, 2003, either (i) pay to the NFLE $1,333,333 (one million three hundred thirty-three thousand three hundred thirty-three dollars) in cash, or (ii) issue instructions to its transfer agent to issue a certificate in the name of NFLE representing a number of shares of SportsLine Common Stock having a Fair Market Value (as defined herein) of $1,333,333 (one million three hundred thirty-three thousand three hundred thirty-three dollars) as of May 22, 2003; and

(c) Provided that *** NFLE has not exercised its right pursuant to Section 24.2(b) to terminate the Agreement after the 2003-2004 NFL Season, *** then, in either of such events, SportsLine shall, at SportsLine’s sole option, on or before May 31, 2004, either (i) pay to NFLE $2,666,667 (two million six hundred sixty-six thousand six hundred sixty-seven dollars) in cash, or (ii) issue instructions to its transfer agent to issue a certificate in the name of NFLE representing a number of shares of SportsLine Common Stock having a Fair Market Value of $2,666,667 (two million six hundred sixty-six thousand six hundred sixty-seven dollars) as of May 22, 2004.

For purposes of this Section 15.3, “Fair Market Value” shall mean the average of the closing prices of the SportsLine Common Stock on the NASDAQ National Market (or if the SportsLine Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange, on the primary stock exchange, or exchanges, on which it is traded) for the twenty (20) trading days ending on May 22, 2003, in the case of Section 15.3(b) or on May 22, 2004, in the case of Section 15.3(c).

15.4 Forfeiture Upon Breach. If this Agreement is terminated by any of the Interactive Parties pursuant to Section 24 as a result of a material breach by NFLE of any of its obligations under this Agreement, then NFLE shall deliver to SportsLine within fifteen (15) business days after the date this Agreement is so terminated (the “Termination Date”) the number of shares of SportsLine Common Stock and/or an amount in cash, as applicable, as specified below:

(a) if the Termination Date occurs prior to May 21, 2002 (the “First Anniversary”), one-half the number of shares SportsLine Common Stock issued pursuant to Section 15.3(a);

(b) if the Termination Date occurs on or after the First Anniversary and prior to May 21, 2004 (the “Third Anniversary”), no shares of SportsLine Common Stock;

(c) if the Termination Date occurs on or after the Third Anniversary and prior to May 21, 2005 (the “Fourth Anniversary”), one-half of the number of shares of SportsLine Common Stock issued, or one half of the amount in cash paid, as the case may be, to NFLE pursuant to Section 15.3(c); and

(d) if the Termination Date occurs on or after the Fourth Anniversary, no shares of SportsLine Common Stock or cash paid.

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15.5 Rule 144 Reporting. In order to make available to NFLE (and its affiliate, designee or assignee) (collectively, a “Holder”) the benefits of Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission (the “SEC”) providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration requirements of the Securities Act (“Rule 144”), SportsLine agrees to use its commercially reasonable efforts to file the reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the SEC thereunder in a timely manner and, if at any time it is not required to file such reports, it shall, upon the request of a Holder, make publicly available other information so long as necessary to permit sales of SportsLine Common Stock pursuant to Rule 144.

15.6 Rights Fee Exchange. Notwithstanding anything to the contrary contained in this Agreement, not later than *** to which the other Interactive Parties hereby consent ***

16. Profit Sharing from Advertising/Sponsorship Sales, E-Commerce and Direct Marketing Rights.

16.1 Allocation of Gross Revenues. All revenues derived from the exploitation of the rights granted hereunder in respect of the NFL Sites, including, but not limited to, advertising/sponsorship sales, e-commerce revenues and direct marketing exploitation from the NFL Sites (the “Gross Revenues”) shall be remitted to SportsLine and shall be applied and distributed annually as set forth in Section 16.2, in respect of payments actually received during the course of such NFL financial year (ending March 31), in the following order, and with respect to the allocation among the Interactive Parties as specified on Exhibit O:

(a) To the Parties, in payment of the *** to the Parties in the amounts described in Section *** and then any remaining Gross Revenues in excess of such amounts to

(b) *** in accordance with *** in an aggregate amount (when combined with all amounts previously paid during the Term pursuant to this clause (b)) not to exceed the amount set forth in *** subject to the limitations on *** as provided in Section *** hereof; and then any remaining Gross Revenues in excess of such amount to

(c) *** in an aggregate cumulative amount (when combined with all amounts previously paid in prior years during the Term hereof pursuant to this clause (c)) not to exceed *** provided that if *** pursuant to *** any amounts paid *** pursuant to this clause (c) in excess of *** shall be reallocated and be payable first to *** up to the amount of *** and then any excess pursuant to clauses (e) and (f) below; and further provided that *** pursuant to *** any amounts paid to *** pursuant to this clause (c) in excess of *** shall be reallocated and be payable first to *** up to the amount of any *** and then any excess pursuant to clauses (e) and (f) below; and then any remaining Gross Revenues in excess of such amount to

*** in the event, but solely in the event, of *** pursuant to the terms of Section *** hereof, in an aggregate cumulative amount (when combined with all amounts previously paid in prior years during the Term hereof pursuant to this clause (d)) not to exceed *** and then any remaining Gross Revenues in excess of such amount to:

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(d) *** in an aggregate amount (when combined with all amounts previously paid during the Term pursuant to this clause (e)) not to exceed the amount of *** , subject to a cap of *** and then any remaining excess to

(e) *** allocated as follows: *** of such excess to *** and *** of such excess to ***

16.2 Payment Mechanics. All payments by SportsLine under this Section to NFLE or the Interactive Parties as the case may be, are due and payable annually, on each May 31 during the Term. Not later than May 1 of each year, each of the Parties shall provide to SportsLine and the other Parties a detailed written accounting statement showing the total amount of Gross Revenues collected by such Party during the year ended March 31. Such accounting statement shall include detailed information regarding the Gross Revenues collected by such Party (including advertiser, amount received, date received and category of advertiser), any commissions to which such Party is entitled pursuant to Section 11 hereof, and any expenses for which such Party is entitled to recoupment pursuant to Section 16.1 hereof. SportsLine shall consolidate such individual Party statements and shall deliver to each of the Parties, not later than 5 business days prior to such annual payment dates, a consolidated reconciliation statement showing the amounts due to and from each Party pursuant to the Gross Revenue allocation rules set forth in Section 16.1 hereof and as otherwise provided in this Agreement. Where appropriate based on the aggregate allocation of payments, SportsLine shall net a Party’s payment obligations to any one or more of the other Parties against amounts due to such paying Party. Any disputes regarding payments or the calculation thereof shall be subject to Dispute Resolution as provided in Section 37 hereof.

16.3 Multi-Year Sponsorships. With respect to sponsorship sales for the NFL Sites made prior to the end of the Term for which payment is received following the Term, NFLE shall apply such payments and distribute the revenues to the Parties as soon as practicable in accordance with this Section 16.

17. NFLE Promotions. The promotion plan set forth in Exhibit P and the AOL Carriage Terms attached as Exhibit B detail the agreed cross-promotions (including both online and offline placements) and online carriage obligations for each of the Parties in connection with this Agreement (such Exhibit and the carriage obligations contained in the AOL Carriage Terms collectively, the “Promotion and Carriage Plans”). The Parties hereto shall provide the respective carriage, placements, and other promotions (the “Promotions”) set forth in the Promotion and Carriage Plans for the applicable Party for each year of the Term, and, where applicable, shall use commercially reasonable efforts to provide such Promotions evenly throughout the years of the Term. The Party being promoted shall in each case provide to the Party that is the subject of the Promotion all information concerning the Promotion and other details of the Promotion as may be reasonably requested by such promoted Party to value the Promotions so undertaken (such information, where applicable, to be consistent with past practices between such Parties). The Party being promoted shall have the right, in its reasonable discretion, to approve the creative form, substance, nature and location of Promotions *** provided for the benefit of such Party hereunder. Notwithstanding any term of *** the Parties acknowledge and agree that *** All such references or mentions of a Party, and the use of such Party’s trademarks, trade names and service

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marks shall be made in accordance with the relevant provisions of this Agreement, AOL’s Keyword and Logos Guidelines attached hereto as Exhibit R and such other reasonable trademark protection policies of the promoted Party as may be adopted from time to time hereafter. In the event that a party obligated to offer Promotions hereunder shall be unable to deliver any of the Promotions set forth in Exhibit P (“Unfilled Promotions”), such Party shall provide the Party entitled to receive the Promotions with comparable Promotions of equivalent fair market value (“Substitute Promotions”). The Parties agree that the fair market valuation of any and all Unfilled Promotions and Substitute Promotions shall be as reasonably agreed among the affected Parties, or failing such agreement within *** days following a dispute, then as may be reasonably determined by *** (in respect of traditional print or broadcast media) or by a neutral media buying agency or other unrelated third party expert chosen by the affected Parties, (in the case of interactive, online, and other new media), who shall in each case make such determination with reference to, among other things, applicable industry and marketplace standards and otherwise in accordance with Exhibit U. In the event that the affected Parties are unable to agree upon a fair market value for any Unfilled Promotions or Substitute Promotions within the *** period set forth above and are thereafter unable to agree within *** days on the identity of a neutral media buying agency, the Parties shall refer such dispute to the procedures set forth in Section 37 hereof; provided that conclusions of *** in respect of the valuation of an entire promotion (e.g., a television advertisement into which a Party’s promotion is integrated) of traditional print or broadcast media shall be determinative and shall not be subject to the procedures set forth in Section 37.

18. Minimum Referrals. The Interactive Parties agree to provide to NFLE, *** an average aggregate minimum of *** (each, an “Annual Minimum Referrals”), including without limitation, *** shall not be counted toward the Minimum Referrals. In the event that the Interactive Parties fail to provide the Annual Minimum Referrals, the Parties shall, ***

19. Comparable Transactions. During the Term, *** shall not *** pursuant to this Agreement, in the aggregate, for *** under this Agreement, taking into account, among other things, *** As used herein,*** shall mean that *** under this Agreement. In the event that *** reasonably believes that *** Nothing contained in this Section 19 shall give *** or any Other Party or its agents or representatives a right, and *** and the Other Parties hereby waives any right each may have under this Agreement or otherwise to *** In addition, *** shall not *** by the Interactive Parties hereunder, taking into account *** including without limitation, ***

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20. Traffic Reporting. All traffic for all NFL Sites (for avoidance of doubt, including the *** traffic and all current and future properties within the NFL Internet Network will be aggregated to create an NFL Internet Group traffic number to be reported in the primary/ranked reports by third party agencies (e.g., Media Metrix, Nielsen NetRatings). During the Term, and if and only if NFLE’s assignment of the NFL Internet Group traffic to SportsLine for primary/ranked reporting continues to enable NFLE to have the NFL Internet Group traffic number separately reported in such primary/ranked reports, NFLE shall assign the NFL Internet Group traffic to SportsLine for primary/ranked reporting. In the event that NFLE is unable to assign such NFL Internet Group traffic reported in such primary/ranked reports as provided in the preceding sentence, NFLE shall assign NFL Internet Group traffic to SportsLine for inclusion in SportsLine’s Media Metrix (or other successor reporting agency) secondary reporting. NFLE shall submit a letter to all applicable third party reporting agencies on behalf of SportsLine in a form reasonably necessary to effectuate any assignments as set forth above. NFLE and SportsLine will cooperate to publicize the joint NFL/SportsLine traffic numbers within the Internet and advertising communities. In the event any supplemental or other assignment of traffic reporting is required to allow SportsLine to receive traffic credit for *** consistent with this Section 20, *** shall assign such traffic to SportsLine.

21. Hospitality. NFLE grants to the Interactive Parties certain NFL hospitality rights as follows:

21.1 *** to be divided among the Interactive Parties as they may mutually agree; and

21.2 *** to promote sponsorship offerings contemplated by this Agreement.

The Interactive Parties acknowledge and agree that the use of such *** shall be subject to the standard terms and conditions of ***

22. Ownership of Intellectual Property.

22.1 NFLE. Except as otherwise expressly provided in Section 13 (regarding the ownership and license of certain data), the Interactive Parties hereby acknowledge and agree that:

(a) “Marks” has the meaning set forth in Exhibit E and, for the avoidance of doubt, includes the terms “National Football League,” “NFL,” “National Football Conference,” American Football Conference,” “NFC,” “AFC,” “Super Bowl,” the NFL Shield design, as well as the full NFL team names, nicknames and other names, marks (including trademarks and service marks), trade dress, helmet and uniform designs, logos, designs, slogans, and other source identifying symbols and indicia duly adopted pursuant to applicable law for commercial purposes by NFLE or any affiliate thereof (including without limitation the Marks listed on Exhibit G hereof, but excluding any pre-existing trademarks, logos or other source identifying symbols of the Interactive Parties); Marks are the sole and exclusive property of NFL, and are considered as part of the intellectual property owned by NFLE;

(b) as between the Parties, NFLE exclusively owns all right, title and interest in and to all NFL Content (including without limitation all NFL Contributed Content), all NFL Domains, all Existing NFL Sites, the Marks, all NFL Sites (including without limitation all Customized Sites but excluding for the avoidance of doubt the AOL Frames), the NFL Sites Look and Feel (other than co-branded marks and logos that do not incorporate Marks or other NFL Content, if any),

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and all other Content and materials provided by or on behalf of NFLE to any Interactive Party and all intellectual property and proprietary rights embodied herein, including without limitation all protectable information and other protectable materials in any data, video or audio feeds or other Content provided to any Interactive Party hereunder whether in print, electronic or any other media form, and all proprietary news, features and other editorial features and/or Content (but not including any Coding) developed by SportsLine for serving on the NFL Sites (for avoidance of doubt, excluding editorial and/or other Content independently developed by SportsLine and redeployed to the NFL Sites (e.g., SportsLine columnists customarily appearing on the SportsLine Website and occasionally inserted on the NFL Sites)), together with any and all trademark, copyright and other intellectual property rights of any kind in any of the foregoing but not including any SportsLine Materials, the AOL Frames or any other Content created by or for AOL that does itself incorporate any NFL Content (such NFLE intellectual property and other proprietary rights as described in this clause, the “NFL Intellectual Property”); and

(c) the license rights granted herein do not constitute any assignment of ownership or other transfer of ownership interests therein or in any NFL Intellectual Property to the Interactive Parties.

22.2 SportsLine. Subject to Section 22.1, the Parties hereto (other than SportsLine) hereby acknowledge and agree that SportsLine exclusively owns all rights, title and interest in and to the SportsLine Materials. For this Section 22, “SportsLine Materials” means:

(a) all SportsLine marks and logos, including SportsLine, SportsLine.com, Commissioner.com and Football Live (but excluding for the avoidance of doubt (i) all NFL Intellectual Property licensed pursuant to this Agreement or otherwise used in such graphics, and all protectable information and other protectable materials relating to or derived from the NFL Intellectual Property, or from any data, video or audio feeds provided to SportsLine hereunder and (ii) CBS trademarks and other intellectual property licensed to SportsLine under separate agreements between CBS and SportsLine) (the “SportsLine Marks”);

(b) all applications and other technology, including but not limited to computer software and hardware, processes and other methods, developed or acquired by SportsLine and used in the implementation of features of the NFL Sites (including without limitation any “live” application but excluding for the avoidance of doubt any NFLE controlled data feeds and those elements of the Fantasy Football Games produced for the NFL Sites pursuant to this Agreement which consist of NFL Intellectual Property or protectable elements specifically produced for and unique to such Fantasy Football Games pursuant to the terms hereof) or the operation or maintenance of the NFL Sites (including but not limited to the Coding (as defined herein)); and

(c) all proprietary Content and features developed or acquired by SportsLine and also served by SportsLine for use on the NFL Sites (including the core Content of the Customized Sites, but expressly excluding the AOL Frames and NFL Intellectual Property) other than the editorial content referred to in Section 22.1(b);

provided that in the case of clauses (a), (b) and (c) of this Section any intellectual property of NFLE, CBS or AOL incorporated therein is hereby excluded and shall during the Term hereof and thereafter remain the exclusive property of NFLE, CBS or AOL, as the case may be. Notwithstanding anything to

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the contrary in the foregoing, SportsLine and NFLE may agree in writing in advance that certain specified technology and/or content developed or acquired by SportsLine exclusively for the NFL Sites shall be owned by NFLE (the “Site-Specific NFL Technology”).

22.3 AOL. Except for the NFL Intellectual Property provided for in Section 22.1, the SportsLine Materials provided for in Section 22.2 and the intellectual property described in Section 22.4, the Parties acknowledge and agree, solely for purposes of this Agreement and during the Term, that AOL and its licensors (other than the other Parties) shall own all rights, title and interests in and to the AOL Network including any and all Content, features, functionality and look and feel thereon including without limitation the AOL Frames but excluding for the avoidance of doubt the NFL Sites and any and all Content, intellectual property or Websites provided by all or any of the other Parties pursuant to any other agreements, or otherwise, for distribution through the AOL Network (the “AOL Intellectual Property”). Notwithstanding anything herein to the contrary, the Parties acknowledge and agree, that except as explicitly granted herein with respect to the right to use, and then with respect to such grants only for the Term or such shorter period as indicated herein, nothing in this Agreement confers or grants from AOL or its licensors to any other Party, any rights, title or other interests, in or to the AOL Intellectual Property in whole or in part.

22.4 NFLE Ownership of Content on NFL Sites. Subject to this Section 22, the Interactive Parties acknowledge and agree that NFLE shall own all rights, title and interest in and to the NFL Sites and all intellectual property rights related thereto (including the editorial and other content “look and feel”, including the NFL Sites Look and Feel, and all other elements of the NFL Sites protectable by intellectual property laws and the NFL Sites in the aggregate, (except for the SportsLine Materials, AOL Intellectual Property and any individual components of the NFL Sites not provided by NFLE (collectively, such SportsLine Materials (except to the extent such SportsLine Materials include CBS-owned materials which CBS owns exclusively), AOL Intellectual Property and individual components not provided by NFLE (the “Excluded Materials”)) and that, except with respect to the Excluded Materials, the NFL Sites shall be a “work made for hire” for NFLE within the meaning of the U.S. Copyright Act. To the extent any part or aspect of the NFL Sites (other than the Excluded Materials) is not considered a “work made for hire” under the U.S. Copyright Act, each of the Interactive Parties hereby irrevocably assigns and transfers to NFLE all right, title and interest to the NFL Sites (except for the Excluded Materials), together with all intellectual property rights therein. The Interactive Parties further agree to be responsible for making any and all necessary arrangements with its personnel, employees, consultants, officers, directors and agents so that their work product in connection with the applicable aspects or portions of the NFL Sites are deemed “work made for hire” within the meaning of the U.S. Copyright Act. NFLE (and its successors and assigns) shall have the right to obtain and hold in its name (or its respective designee’s name) any and all registrations and other evidence of its ownership of such intellectual property rights in the applicable aspects or portions of the NFL Sites (other than the Excluded Materials).

22.5 Reserved Rights. Nothing contained in this Agreement shall be deemed (i) to restrict the Parties from engaging in, or otherwise require a license for the Parties to engage in, any conduct that is otherwise permissible without a license under applicable law; provided that, in furtherance of the provisions of Sections 22.3 each of the Interactive Parties agrees that this clause (i) does not give such Interactive Party the right to, and each Interactive Party agrees that, except as may be expressly permitted by the terms hereof, it shall not, during the Term, replicate the NFL Sites Look and Feel even

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in the event that doing so would not require a license under applicable law; and (ii) each Party expressly reserves each of its rights under applicable law in respect of any conduct by any Party outside the scope of this Agreement.

22.6 Goodwill.

(a) The Interactive Parties recognize the great value of the goodwill associated with the NFL Intellectual Property, including without limitation the Marks and other NFL Content, and acknowledge that such goodwill belongs to NFLE and that such NFL Intellectual Property, including without limitation any Marks and other NFL Content, have secondary meanings in the mind of the public. Any goodwill attaching to either the NFL Intellectual Property or other intellectual property rights of the NFLE as they may appear in materials generated, created or distributed by the Interactive Parties pursuant to this Agreement shall be the sole property of, and is irrevocably assigned to, NFLE.

(b) NFLE and the Interactive Parties other than SportsLine recognize the great value of the goodwill associated with the SportsLine Marks and acknowledge that such goodwill belongs to SportsLine and that such SportsLine Marks have secondary meaning in the mind of the public. Any goodwill attaching to the SportsLine Marks as they may appear in materials generated, created or distributed pursuant to this Agreement shall be the sole property of, and is irrevocably assigned to, SportsLine.

(c) NFLE and the Interactive Parties other than AOL recognize the great value of the goodwill associated with the AOL trademarks and logos (the “AOL Marks”) and acknowledge that such goodwill belongs to AOL and that such AOL Marks have secondary meaning in the mind of the public. Any goodwill attaching to the AOL Marks as they may appear in materials generated, created or distributed pursuant to this Agreement shall be the sole property of, and is irrevocably assigned to, AOL.

(d) NFLE and the Interactive Parties other than CBS recognize the great value of the goodwill associated with the trademarks and logos owned by CBS (the “CBS Marks”) and acknowledge that such goodwill belongs to CBS and that such CBS Marks have secondary meaning in the mind of the public. Any goodwill attaching to the CBS Marks as they may appear in materials generated, created or distributed pursuant to this Agreement shall be the sole property of, and is irrevocably assigned to, CBS.

(e) The Parties acknowledge that, as between each of the other Parties and SportsLine, SportsLine shall own any and all source and object code that run on a server, scripts, applets, protocols, programs and rights in any licensed software used or developed by SportsLine in connection with the NFL Sites (except for any such code, scripts, applets, protocols, programs or rights in the data feeds) (collectively, the “Coding”). Notwithstanding anything to the contrary contained herein, the term “Coding” does not include any NFL Intellectual Property, any intellectual property of NFLE, any Site-Specific NFL Technology or AOL Intellectual Property.

(f) The Interactive Parties shall not, during the Term, challenge the proprietary rights of NFL Intellectual Property, except that the exercise by an Interactive Party of its rights pursuant to Section 22.5 shall not be deemed a breach of this sentence.

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22.7 Legends. The Interactive Parties shall include on all pages and areas of the NFL Sites or Websites maintained by the Interactive Parties subject to this Agreement any and all trademark, copyright or other intellectual property legends and notices as may be reasonably requested by NFLE from time to time in accordance with industry practice and/or in accordance with applicable law.

23. Infringement.

23.1 Defense of Marks and Rights. NFLE agrees to defend vigorously the Marks and indemnify the Parties against infringement liability arising in the United States for their use in accordance with the terms of this Agreement. NFLE further agrees, subject to the cooperation of the Parties, to defend the exclusivity of the online content granted under this license, and the Interactive Parties agree to support and assist NFLE at NFLE’s expense with defense thereof in such manner as NFLE may reasonably specify.

23.2 Notice of Infringement or Unauthorized Use. Each of the Interactive Parties and NFLE shall promptly notify the other Parties in writing of any infringement, imitation or unauthorized use of any property right of such other Party (the “Affected Party”) of which its legal department becomes aware and shall, at the reasonable expense of the Affected Party, cooperate reasonably with and provide assistance to the Affected Party in connection with any claim or suit relating thereto. The Affected Party shall in its sole discretion determine whether to take action and the type of action, if any, against any such unauthorized use, control any such action, be responsible for all costs and expenses incurred in connection therewith, and retain any settlement made or damages awarded in connection with such action. The NFL Parties and NFLE shall reasonably cooperate with each other in the procurement, protection and maintenance of their respective tangible and intangible property rights in connection with this Agreement.

24. Term of Agreement; Termination.

24.1 Term. The term of this Agreement is for a period of five years commencing on the Effective Date and ending at midnight on May 21, 2006 (the “Term”), without any obligation on the part of any of the Parties to extend or renew the Term upon expiration thereof unless agreed to in writing by all the Parties. The Parties hereby agree that the first fiscal year of the term shall be a short year commencing at midnight on the Effective Date and ending at midnight on May 21, 2002.

24.2 Termination by NFLE. NFLE has the right (in its sole and absolute discretion) to terminate this Agreement: (a) after the 2002-2003 NFL Season by providing written notice of such termination by *** to each of the Interactive Parties, such termination to become effective as of midnight on *** ; or (b) after the 2003-2004 NFL Season by providing written notice of such termination by *** to each of the Interactive Parties, such termination to become effective as of midnight on ***

24.3 Effect of NFLE Termination. In the event NFLE exercises its right to terminate this Agreement pursuant to Section 24.2, NFLE shall:

(a) grant SportsLine the right to use the Marks on its Website, and the right to have a modified gameday application, in each case substantially consistent with SportsLine’s rights as set forth in the license agreement among NFLE, NFLP, and NFL and SportsLine dated July 1, 1999 as in existence prior to the date of this Agreement, for an additional three years;

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(b) grant AOL a license to continue to use the Marks (in respect of which NFLE and/or its affiliated entities other than the Member Clubs) online for a period of *** following the termination of this Agreement, solely for the purpose of *** in each case ***

(c) solely in the event that any NFLE termination becomes effective after *** grant AOL a license to continue to use the Marks online to provide, and a license to create, *** pursuant to this Agreement until the date described as follows) referred to in Section *** following the date of such termination; and

(d) grant CBS the right to include ***

24.4 CBS Marks License Terms and Conditions. In the event that the CBS Marks License Terms and Conditions, dated March 5, 1997, shall at any time no longer be in effect, NFLE may immediately terminate this Agreement unless SportsLine shall enter into an agreement with NFLE with substantially identical terms as those in the CBS Marks License Terms and Conditions applicable to gambling. SportsLine hereby covenants to enter into such agreement with NFLE upon the written request of NFLE.

24.5 Termination for Breach.

(a) The Interactive Parties, individually or collectively, may terminate this Agreement upon *** if *** commits any *** of this Agreement and, in the case of a breach capable of remedy, fails to remedy the same within a reasonable period (and in any event within *** days after receipt of a written notice giving adequate particulars of the breach and requiring it to be remedied). *** and the non-breaching Interactive Parties, individually (a “Complaining Party”) or collectively, may terminate this Agreement with respect to a breaching Interactive Party (or, in the circumstances set forth in and subject to the terms of this Section 24.5, with respect to the Complaining Parties) upon written notice to the Parties, if any Interactive Party commits any *** of this Agreement and, in the case of a breach capable of remedy, fails to remedy the same within a reasonable period (and in any event, except as otherwise provided in this Section 24.5, within *** days after receipt of a written notice giving adequate particulars of the breach and requiring it to be remedied), except that *** Each of the Parties hereby agrees that prior to exercising any rights it has as a Complaining Party to terminate this Agreement with respect to a breaching Interactive Party and/or such Complaining Party as a result of *** or default by any of the Interactive Parties such Complaining Party shall give written notice to all of the Parties of any such *** and each of the non-breaching Parties (including for the avoidance of doubt any Complaining Party) shall then have the right, but not the obligation, to cure any such breach or default as set forth below.

(b) In the case of *** shall provide written notice to *** but in no event later than ten (10) business days following the expiration of the *** cure period given to *** intends to cure *** breach or default, and such cure must, *** be effected on or before the expiration of such ten-day period. Upon the earlier of *** written notice that it does not intend to cure *** or (ii) the expiration of the ten (10) business days provided to *** to cure *** each of *** shall provide

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written notice to the other, *** in no event later than (10) business days following the *** whether it intends to cure any such *** and such cure must, *** so elects, be effected on or before the expiration of such subsequent ten-day period. *** The Parties further agree that *** shall be subject to the prior written approval of each of *** so long as each of them shall not then be *** of the terms hereof) in each such Party’s sole discretion. The Parties acknowledge that if any required consents of *** are so provided and *** as set forth above, as the case may be, duly performs the obligations of *** under this agreement,*** The Parties further acknowledge that if *** elects to *** in accordance with this Section 24.5, ***

(c) In the case of a *** shall provide written notice to *** , as soon as commercially practicable but in no event later than (10) business days following the expiration of the *** cure period given to *** under Section 24.5(a) above, *** provided that *** are subject to the prior written approval of *** so long as each of them shall not then be *** of the terms hereof) in their reasonable discretion. The Parties acknowledge that if any required consents of *** are so provided and *** The Parties further acknowledge that if ***

(d) ***

(e) Upon the failure of all Parties granted a cure right under this Section 24.5 to effect a cure or *** as set forth above, a Complaining Party may ***

24.6 Return of Materials. Unless specifically stated otherwise in this Agreement, including Section 24.3 hereof, upon termination of this Agreement, all rights granted to the Interactive Parties hereunder to use any NFL Intellectual Property shall cease, and each of the Interactive Parties (as applicable) shall return (or destroy and certify destruction thereof) such NFL Intellectual Property and all evidences thereof to NFLE as soon as commercially reasonable in no event later than 30 days (other than as specifically provided herein).

24.7 Settlement of Post-Termination Advertising and Sponsorship Revenues. In the event of any termination or withdrawal under this Agreement, any Party receiving following such termination or withdrawal any advertising and/or sponsorship revenues in respect of any advertising and/or sponsorship sales for the NFL Sites made by or on behalf of such Party prior to the termination of or withdrawal from this Agreement shall pay promptly following the receiving Party’s receipt of such advertising and/or sponsorship revenues (i) to the selling Party the sales commissions payable to such selling Party as provided in Section 11.16 hereof, and (ii) as Gross Revenues to SportsLine (if SportsLine shall remain a party to this Agreement) or to NFLE or its designee (in all other cases) the balance of any such revenues, after allocation of any such revenues as provided in this Section 24.7. In the event this Agreement is terminated, the Parties shall conduct a final accounting (including an appropriate allocation of advertising and/or sponsorship revenue (as between the Parties pursuant to Section 16 hereof, on the one hand, and NFLE, on the other, in respect of advertising on and/or sponsorship of the NFL Sites during the Term and thereafter) for purposes of determining payment obligations hereunder as if the fiscal year of this Agreement (for purposes of the allocations in Section 16 hereof) had ended as of the termination date or withdrawal date, as applicable. Notwithstanding the foregoing, (i) the Parties’ payment obligations under this Section 24.7 are limited to the non-breaching Party or Parties, and no Party shall be required to make any payments pursuant to this Section 24.7 to the Party whose action or omission that triggered the right of termination in this Section 24, and (ii) any such payments

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appropriately allocated to the purchase of advertising appearing on or sponsorship of the NFL Sites prior to the termination of this Agreement shall be distributed to the non-breaching Parties in accordance with Section 16 hereof.

24.8 Withdrawal by AOL. AOL has the right in its sole and absolute discretion to withdraw from this Agreement after the conclusion of the 2003-2004 NFL Season, and thereby to terminate each and all of its rights and obligations hereunder with effect as and from May 21, 2004, by providing written notice of such withdrawal not later than March 31, 2004, to each of the other Parties hereto. In the event that AOL duly exercises such withdrawal right:

(a) this Agreement shall, except as otherwise provided herein (including without limitation *** remain in effect in respect of the other Parties hereto, except that all references to the Parties’ obligation to produce the Customized Sites and/or to comply with the AOL Carriage Terms, the AOL Terms of Service, and/or any other policies specific to AOL and not otherwise generally applicable to the remaining Parties shall be deemed null and void;

(b) AOL shall cease ***

(c) the restrictions on the use of user data set forth in the AOL Carriage Plan and Section 13.5(ii) ***

(d) AOL shall have no further rights to use ***

(e) ***

(f) ***

(g) AOL shall assign to SportsLine, effective as of the date of termination and continuing until ***

(h) AOL shall irrevocably assign to *** (and the other Interactive Parties hereby consent to such assignment of) *** for the*** fiscal year and all subsequent years of this Agreement, and *** shall thereafter during the Term, but solely for purposes of *** be deemed to be *** entitled to*** and

(i) AOL shall cease to have any other license rights or carriage obligations hereunder.

24.9 Right to Withdraw Upon Certain Terminations of CBS Broadcasting Rights. In the event that, at any time during the Term, CBS Sports shall for reasons other than a breach of its obligations under the AFC package television broadcast contract with the NFL, no longer have the rights under such television broadcast agreements with NFL to televise and broadcast NFL Games, then, in such event, each of CBS, SportsLine and AOL shall have the right, at any time within *** days following the date on which the expiration, termination or other loss of such rights shall have occurred, to withdraw from this Agreement and thereby to terminate each and all of its rights and obligations hereunder. Such withdrawal by any of the Interactive Parties shall not be deemed a breach by such withdrawing Interactive Party of its obligations under this Agreement; provided that in the event that one or more of the Interactive Parties shall fail to exercise such withdrawal rights within such *** day period, NFLE

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and the Interactive Parties so failing to exercise such withdrawal rights shall thereupon have the rights, solely as among NFLE and with respect to any of the Interactive Parties so remaining, to attempt to cure and/or effect substitute performance of the obligations of any of the withdrawing Interactive Parties as provided in Section 24.5 hereof the case of a breach by such withdrawing Interactive Party of its obligations hereunder.

24.10 AOL Member Rights. Except in the event of *** hereby agrees that, during the Term and for a period of:

(a) *** following the expiration or termination of this Agreement, in the events, but solely in the events, that both: *** or

(b) *** following the termination or expiration of this Agreement, in all other cases,

***

24.11 No Other Rights. In the event of the termination of this Agreement, the Parties shall retain no other intellectual property or other rights granted pursuant hereto except as otherwise expressly provided in this Agreement.

25. Reports; Audits.

25.1 Quarterly accounting statements, in a form as mutually agreed by the Parties, shall be sent by SportsLine to the other Parties reporting in reasonable detail the information required to determine the revenue, expense and profit calculations contemplated by this Agreement on May 15, August 15, November 15 and February 15 of each year.

(a) During the Term and for at least two (2) fiscal years thereafter the Parties shall maintain complete and accurate books of accounting and records in connection with the performance of financial obligations under this Agreement, including without limitation: (i) SportsLine’s actual hosting and production expenses of the NFL Sites (as compared to the budgeted expenses set forth in the Budgets); (ii) records evincing the NFLE Sponsorship Credit Amount referred to in Section 11.13(b); (iii) the calculation of the Emerging Media Rights net profits; (iv) SportsLine’s records relating to advertising insertion orders and related revenues as contemplated in Section 11; and (v) associated invoices and other financial records (including evidence of insertion and serving) related to the foregoing (such documents referred to in (i) through (v) are collectively referred to as “Records”).

(b) During the Term and for two (2) fiscal years thereafter each of the Parties, through their duly authorized representatives (who shall be a firm of certified public accountants of nationally recognized standing) shall have the right during business hours and upon reasonable prior written notice, to inspect and examine the Records for the sole purpose of ensuring compliance with this Agreement, provided, such inspections/examinations shall not occur more than once per fiscal year. Each Party agrees to cooperate reasonably with the auditing Party or such auditor and shall not cause or permit any interference with the Party or its representatives with any such inspection, audit or examination. In lieu of providing access to its Records as described above, a Party shall be entitled to provide another Party with a report from an independent certified public accounting firm of nationally recognized standing confirming the information to be derived from such Records.

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(c) The Party being audited shall reimburse the auditing Party for the actual reasonable cost of any inspection, audit or examination which proves a payment of more than three percent (3%) between the amount due to the auditing Party as the result of an inspection, audit or examination and the amounts the audited Party paid or reported to the auditing Party. An audited Party shall pay the auditing Party any deficient amount that results from an inspection, audit or examination together with interest on such amount payable in accordance with Section 16.2.

(d) Each Party (other than AOL) shall provide to the other Parties a quarterly report documenting its compliance with all of the promotional commitments it has undertaken pursuant to this Agreement, which report shall include the type of promotion, date of the promotion, copies of all print promotions, duration and circulation of the promotion and any other mutually agreed upon information. AOL shall make available to the other Parties, a monthly report specifying for the prior month’s aggregate Impressions delivered to the Placements, which are similar in substance and form to the reports provided by AOL to other similarly situated Content partners.

(e) For the avoidance of doubt, any information disclosed to a Party (or its representative) upon the exercise of the audit rights provided in Section 25 shall be subject to Section 26.

26. Confidentiality.

26.1 The Interactive Parties and NFLE agree to maintain the confidentiality of the Confidential Information (as defined herein). Each of the Parties agrees that it shall: (a) not disclose, without the disclosing Party’s prior written consent, another Party’s Confidential Information to any third party (other than as set forth in this Section 26); (b) use another Party’s Confidential Information only to the extent necessary to perform its obligations or exercise its rights under this Agreement; (c) disclose another Party’s Confidential Information only to those of its consultants, officers, directors, employees, agents and legal and financial advisors who need to know such information for purposes of this Agreement and who are bound by confidentiality obligations no less restrictive than this Section; (d) protect all Confidential Information of the other Parties from unauthorized use, access, or disclosure in the same manner as it protects its own confidential information of a similar nature, and in no event with less than reasonable care; and (e) take reasonable steps, at least substantially equivalent to the steps it takes to protect its own proprietary information, during the Term, and for a period of two years following expiration or termination of this Agreement, to prevent the disclosure of Confidential Information of the other Parties, other than to its employees, or to its other agents who must have access to such Confidential Information for such Party to perform its obligations hereunder, who shall each agree to comply with this section.

26.2 For purposes of this Agreement, “Confidential Information” means all information disclosed in the course of this Agreement by any Party to any other party, including the terms and conditions of this Agreement or any other agreement between the Parties, trade secrets of the Parties, information about technical processes and formulas, any nonpublic information relating to a Party’s product plans, designs, ideas, concepts, costs, prices, finances, marketing plans, business opportunities,

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personnel, research, development or know-how and any other nonpublic technical or business information of a Party, or other information designated as Confidential Information by the disclosing Party. Without limiting the generality of the foregoing, the following information shall be deemed to be Confidential Information: (a) the capabilities, technical descriptions and source code (if any) relating to any Party’s released or unreleased software products or services; (b) the marketing and promotion plans of each Party’s products or services; (c) each Party’s financial information and business practices or policies; and (d) each Party’s customer lists and customer information (subject to any disclosure and/or rights pursuant to the provisions of this Agreement governing the use and ownership of jointly gathered online data).

26.3 Notwithstanding anything to the contrary in the foregoing, Confidential Information does not include information that: (a) is now or subsequently becomes generally available to the public through no fault or breach on the part of the receiving Party; (b) the receiving Party can demonstrate to have had lawfully in its possession without any obligation of confidentiality prior to disclosure hereunder; (c) is independently developed by the receiving Party without the use of any Confidential Information of the disclosing Party as evidenced by written documentation; or (d) the receiving Party lawfully obtains from a third party who has the right to transfer or disclose it and who provides it without any obligation to maintain the confidentiality of such information.

26.4 If the receiving Party receives notice that it may be required or ordered to disclose any Confidential Information in connection with legal proceedings or pursuant to a subpoena, order or a requirement or an official request issued by a court of competent jurisdiction or by a judicial, administrative, legislative, regulatory or self regulating authority or body, it shall cooperate with the disclosing Party to seek confidential treatment of such Confidential Information and shall use its best efforts to give the disclosing Party sufficient prior written notice in order to contest such requirement or order. Nothing herein shall be construed to impose any obligation to disclose any Confidential Information. If this Agreement or any of its terms or any other Confidential Information must be disclosed in connection with legal proceedings or pursuant to a subpoena, order or a requirement or an official request issued by a court of competent jurisdiction or by a judicial, administrative, legislative, regulatory or self regulating authority or body, such receiving Party shall (a) first give written notice of the intended disclosure to the disclosing Party as far in advance of disclosure as is practicable and in any case within a reasonable time prior to the time when disclosure is to be made, (b) consult with the disclosing Party on the advisability of taking steps to resist or narrow such request, and (c) if disclosure is required or deemed advisable, cooperate with the other Parties in any attempt that it may make to obtain an order or other reliable assurance that confidential treatment shall be accorded to designated portions of the Confidential Information or that the Confidential Information shall otherwise be held in the strictest confidence to the fullest extent permitted under the laws, rules or regulations of any other applicable governing body.

26.5 The Interactive Parties and NFLE acknowledge that the unauthorized disclosure or use of Confidential Information could cause irreparable harm and significant injury, the precise measure of which may be difficult to ascertain. Accordingly, each of the Parties agrees that the aggrieved Party shall have the right to seek injunctive relief from any breach of the confidentiality obligations of this Section, in addition to all other rights and remedies to which it may have. The Parties agree that each has and shall retain ownership of all of its own Confidential Information, and that upon the expiration or termination of this Agreement, except as otherwise specifically set forth in this Agreement, each Party

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shall return or destroy (as set forth below) and shall not retain the Confidential Information of the other Parties. The Parties shall, except to the extent inconsistent with (a) its use in connection with legal proceedings, (b) applicable law, regulations, rules or official requests or (c) the express terms of this Agreement, at the disclosing Party’s election, destroy or return to the other Party any tangible copies of the disclosing Party’s Confidential Information, and permanently delete all electronic copies of the disclosing Party’s Confidential Information, in such Party’s possession or control at the request of the other Party and upon termination of this Agreement, and shall certify in writing to the other Party that it has done so.

26.6 Notwithstanding anything to the contrary in the foregoing, any of the Parties may issue a press release or other disclosure containing Confidential Information without the consent of the other Party, to the extent such disclosure is required by law, rule, regulation or government or court order or as reasonably advised by legal counsel. In such event, the disclosing Party shall provide, to the extent practicable, at least five (5) business days prior written notice of such proposed disclosure to the applicable Party. Further, in the event such disclosure is required of any of the Parties under the laws, rules or regulations of the SEC or any other applicable governing body, such Party shall (i) redact mutually agreed-upon portions of this Agreement to the fullest extent permitted under applicable laws, rules and regulations and (ii) submit a request to such governing body that such portions and other provisions of this Agreement receive confidential treatment under the laws, rules and regulations of the SEC or otherwise be held in the strictest confidence to the fullest extent permitted under the laws, rules or regulations of any other applicable governing body.

27. Representations, Warranties and Covenants.

27.1 Each of the Parties hereby represents and warrants that (a) it has the full corporate right, power and authority to enter into this Agreement, grant the licenses granted hereunder (or cause such licenses to be granted) and to perform its obligations thereunder; (b) the execution of this Agreement and the performance of its obligations thereunder does not and shall not conflict with or result in a breach of any other agreement to which it is a party; and (c) this Agreement has been duly executed and delivered by such party and constitutes the valid and binding agreement of such party, enforceable against such party in accordance with its terms except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application affecting the enforcement of creditors’ rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

27.2 SportsLine further represents, warrants and, as applicable, covenants, that:

(i) SportsLine owns or has the legal and valid right to use and to license to the other Parties as contemplated herein all Content (other than the NFL Content), including without limitation the SportsLine Materials and the Coding, used on or in connection with the NFL Sites;

(ii) SportsLine is and shall be in compliance with any and all applicable laws with respect to its performance or obligations under this Agreement, including without limitation, laws and regulations applicable to contests and sweepstakes;

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(iii) the NFL Sites (including the Coding) shall be prepared in a workmanlike manner and with professional diligence and skill and shall comply with the Operating Standards perform and be substantially accessible by the most recent Windows, Macintosh and AOL versions of the Microsoft Internet Explorer browsers, Netscape Navigator browser, Netscape Communicator browser and any other browser that represents more than 5% of aggregate CBS SportsLine Website traffic;

(iv) SportsLine shall use reasonable best efforts to screen the NFL Sites (including the Coding) for, and confirm that the NFL Sites does not contain, any virus or other coding or instruction intentionally constructed to damage or interfere with the NFL Sites, the Internet or any computers of NFLE and its agents, customers or end-users to which NFLE has not previously consented;

(v) neither (x) the NFL Sites, as designed and developed by SportsLine hereunder nor (y) any Website linked to from the NFL Sites, other than links approved by NFLE, and excluding advertising and sponsorships permitted pursuant to this Agreement, shall, directly or indirectly, link to, contain or refer in any manner to any textual, pictorial, video, audio or other matter that is, by reasonably prevailing community standards, lewd, obscene, libelous, offensive, inappropriate or unsuitable and that nothing linked to, contained in or referred to by the NFL Sites conflicts with or violates any applicable laws or regulations (including those relating to contests sweepstakes, or similar promotions) or otherwise facilitates the commission of any local, state or federal crime or any immoral or offensive act;

(vi) the shares of SportsLine Common Stock to be issued pursuant to this Agreement shall be duly authorized, validly issued, fully paid and non-assessable and shall be free of preemptive rights, pledges, liens, claims or other encumbrances of any kind other than any applicable requirements of federal and state security laws respecting limitations on the subsequent transfer thereof;

(vii) all Content on the NFL Sites and all Promo Content (excluding AOL Frames, other AOL Intellectual Property the NFL Content) does not and shall not infringe on or violate any copyright, trademark, U.S. patent, rights of publicity or privacy, or any other third party intellectual property right, including any musical performance or other music-related right; and

(viii) all Content contained within the Customized Site (other than AOL Frames or other AOL Intellectual Property and the NFL Content) and all Promo Content, Promotional Materials and all Licensed Content does not and will not violate the terms of this Agreement, including without limitation, the AOL Carriage Terms or AOL Terms of Service.

27.3 NFLE represents, warrants and, as applicable, covenants that:

(i) NFLE is and shall be in compliance with any and all applicable laws with respect to its performance or obligations under this Agreement;

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(ii) NFLE owns or has the legal and valid right to use and to license to the other Parties as contemplated herein NFL Content licensed hereby including without limitation the right for *** to use *** in the manner contemplated herein and the NFL Content does not and shall not infringe on or violate any copyright, trademark, U.S. patent, rights of publicity or privacy, or other third party intellectual property rights including without limitation any music performance or other music-related rights; provided that the Parties agree and acknowledge that in respect of audio broadcasts feeds provided to the Interactive Parties for their own use, pursuant to Section 8 hereof, additional fees may be required to be paid to the licensors of such audio broadcast feeds for residuals or other rights;

(iii) NFLE is acquiring the SportsLine Common Stock solely for its own account and not for the account or beneficial interest of any other person, and the SportsLine Common Stock is not being acquired with a view to any distribution in violation of the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction;

(iv) NFLE acknowledges that (a) the offer and sale of the SportsLine Common Stock has not been registered under the Securities Act or applicable state securities laws and that the SportsLine Common Stock may not be sold, transferred, pledged or otherwise disposed of unless subsequently so registered or unless NFLE delivers to SportsLine an opinion of counsel reasonably satisfactory to SportsLine that registration under the Securities Act and any applicable state securities laws is not required; and (b) any certificate evidencing the SportsLine Common Stock shall bear a restrictive legend prohibiting the transfer thereof except in compliance with applicable federal and securities laws;

(v) in acquiring the SportsLine Common Stock, NFLE has not acted on the basis of any representations and warranties concerning the business or financial condition of SportsLine and NFLE (a) is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and (b) has such knowledge and experience in business, financial and investment matters that it is capable of evaluating the merits and risks of an investment in the SportsLine Common Stock;

(vi) that subject to the terms of the Agreement, the licenses granted pursuant to this Agreement are the only licenses that the Interactive Parties shall require to exercise the rights granted to them pursuant to this Agreement;

(vii) NFLE has full power and authority to grant the licenses and perform the obligations required of its affiliates, including NFLP and NFL Productions, pursuant to this Agreement;

(viii) NFLE acknowledges that the terms of the agreements between certain Member Clubs and *** that provide certain designations and trademark usage rights, in the Interactive Service Category to such Member Clubs do not extend beyond *** and such agreements shall not be extended or renewed by such Member Clubs;

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(ix) all NFL Content contained within the Customized Sites does not and will not violate the AOL Carriage Terms or the AOL Terms of Service; and

(x) no NFL Content licensed hereunder contains or refers in any manner to any textual, pictorial, video, audio or other matter that is, by reasonably prevailing community standards, lewd, obscene, libelous, offensive, inappropriate or unsuitable, and nothing contained in or referred to in such NFL Content conflicts with or violates any applicable laws or regulations (including those relating to contests, sweepstakes or similar promotions), or otherwise facilitates the commission of any local state or federal crime or any immoral or offensive act.

In the event that any additional licenses are necessary for an Interactive Party to exercise the rights granted to it pursuant to this Agreement, then, as the Interactive Parties’ sole remedy, NFLE shall grant such additional licenses to the Interactive Parties or cause such licenses to be granted to the Interactive Parties for no consideration other than as set forth in clause (ii) of this Section 27.3. All rights not expressly granted herein are expressly reserved by NFLE.

27.4 AOL represents, warrants and, as applicable, covenants that:

(i) *** as contemplated herein *** including without limitation ***

(ii) AOL is and shall be in compliance with any and all applicable laws with respect to its performance or obligations under this Agreement;

(iii) during the Term, in the exercise of its rights and performance of its obligations hereunder, AOL shall comply with the AOL Carriage Terms; and

(iv) AOL hereby agrees that the following terms shall apply to any contemplated amendment of the ***

27.5 THE PARTIES ACKNOWLEDGE THAT THE WARRANTIES ABOVE ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR PARTICULAR PURPOSE.

27.6 EXCEPT AS OTHERWISE PROVIDED WITH RESPECT TO INDEMNIFICATION HEREUNDER, IN NO EVENT SHALL ANY PARTY BE LIABLE TO ANY OTHER PARTY FOR INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOSS OF PROFITS, REVENUE, DATA OR USE, INCURRED BY SUCH OTHER PARTY (COLLECTIVELY “DISCLAIMED DAMAGES”), EVEN IF FORESEEABLE ARISING OUT OF OR RELATING TO THIS AGREEMENT. EXCEPT AS PROVIDED WITH RESPECT TO INDEMNIFICATION OR IN THE CASE OF WILLFUL MISCONDUCT, GROSS NEGLIGENCE OR INTELLECTUAL PROPERTY INFRINGEMENT, THE MAXIMUM LIABILITY OF ONE PARTY TO THE OTHER PARTY FOR ANY CLAIMS FOR WHICH SUCH PARTY IS DETERMINED TO BE LIABLE ARISING IN CONNECTION WITH THIS AGREEMENT SHALL NOT EXCEED THE AGGREGATE AMOUNTS PAYABLE (EXCLUDING AMOUNTS PAID AS INDEMNITIES HEREUNDER) BY ALL PARTIES HEREUNDER IN THE YEAR IN WHICH THE EVENT GIVING

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RISE TO SUCH LIABILITY OCCURRED; PROVIDED THAT EACH PARTY SHALL REMAIN LIABLE FOR THE AGGREGATE AMOUNT OF ANY PAYMENT OBLIGATIONS OWED TO THE OTHER PARTY UNDER THE PROVISIONS OF THIS AGREEMENT.

28. Indemnification.

28.1 Indemnification by Each of the Parties. Each of the Parties shall indemnify and hold harmless each of the other Parties hereto, and each of their respective affiliates, and their directors, officers, employees, agents, consultants, successors and assigns, from and against any and all third-party claims, costs, demands, expenses, liabilities and losses (including but not limited to reasonable attorneys’ fees and disbursements) (hereinafter, “Third Party Claims”) arising out of (a) any breach of its representations, warranties and covenants hereunder, (b) any unauthorized use by such Party of any other Party’s intellectual property licensed or contributed by such other Party for use by the Indemnifying Party hereunder, or (c) such Party’s failure to comply with any local, state or federal law or regulation in connection with the performance of its obligations or the exercise of its rights under this Agreement.

28.2 Additional Indemnification by *** shall indemnify and hold harmless *** and each of its affiliates, their respective directors, officers, employees, agents, consultants, successors and assigns, from and against any and all Third Party Claims arising out of any product or service provided, advertised or promoted by *** under Section *** of this Agreement. *** shall indemnify and hold harmless *** and each of their affiliates, their respective directors, officers, employees, agents, consultants, successors and assigns, from and against any and all third party judgments or *** approved settlements of Third Party Claims that the *** contributed for use by the Parties pursuant to the terms hereof and/or the *** permitted to be utilized and utilized by *** on the Customized Site infringe on or violate any copyright, trademark, U.S. patent, rights of publicity or privacy, or other third party intellectual property rights, including without limitation any music performance or other music related rights; provided that such *** have not been modified or changed by *** in any way not approved by *** or combined with any other software, hardware, system or service by *** to the extent such judgment or settlement arise in any way from such combination.

28.3 Additional Indemnification by SportsLine. SportsLine shall indemnify and hold harmless NFLE and each of its affiliates, their respective directors, officers, employees, agents, consultants, successors and assigns, from and against any and all Third Party Claims arising out of any product or service provided, advertised or promoted by SportsLine in connection with the exercise of SportsLine’s rights as an official NFL sponsor under Section 7 of this Agreement.

28.4 Indemnification Procedure. If a Party entitled to indemnification hereunder (the “Indemnified Party”) becomes aware of any matter it believes is indemnifiable hereunder involving any claim, action, suit, investigation, arbitration or other proceeding against the Indemnified Party by any third party (each an “Action”), the Indemnified Party shall give the other Party (the “Indemnifying Party”) prompt written notice of such Action. Such notice shall (i) provide the basis on which indemnification is being asserted and (ii) be accompanied by copies of all relevant pleadings, demands and other papers related to the Action and in the possession of the Indemnified Party. The Indemnifying Party shall have a period of ten (10) days after delivery of such notice to respond. If the Indemnifying Party elects to defend the Action or does not respond within the requisite ten (10) day period, the

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Indemnifying Party shall be obligated to defend the Action, at its own expense, and by counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall cooperate reasonably, at the expense of the Indemnifying Party, with the Indemnifying Party and its counsel in the defense and the Indemnified Party shall have the right to participate fully, at its own expense, in the defense of such Action. If the Indemnifying Party fails to respond or responds within the required ten (10) day period and declines or otherwise refuses to defend such Action, the Indemnified Party shall be free, without prejudice to any of the Indemnified Party’s rights hereunder, to compromise or defend (and control the defense of) such Action. In such case, the Indemnifying Party shall cooperate reasonably, at its own expense, with the Indemnified Party and its counsel in the defense against such Action, and the Indemnifying Party shall have the right to participate fully, at its own expense, in the defense of such Action. Any compromise or settlement of an Action shall require the prior written consent of both Parties hereunder, such consent not to be unreasonably withheld or delayed.

29. Assignment. The Parties shall not assign this Agreement or any right, interest or benefit under this Agreement other than an assignment to an affiliate or in connection with a merger, consolidation or sale of all or substantially all of such Party’s stock or assets, without the prior written consent of the other Parties. Any such assignment shall not release the assigning party from any of its obligations hereunder and shall be ineffective unless the assignee (i) executes an instrument confirming the agreement of the assignee to be bound by all the terms and provisions of this Agreement and (ii) has sufficient capacity (including financial capacity) to perform its obligations in accordance with this Agreement. Notwithstanding the foregoing (and subject to the remaining provisions of this Section 29 upon certain *** may not assign this Agreement to, or allow this Agreement to be assigned to or assumed by, whether in connection with a merger, acquisition, purchase of substantially all of the assets of such Party, a Change of Control of such Party or any other transaction, *** may withdraw from this Agreement as set forth below in the event of any Change of Control of *** or other transaction, in either case which results in such party controlling or being controlled by *** or any successors thereto, or *** As used herein, *** shall mean *** except that, *** shall not include *** may withdraw from this Agreement as set forth below in the event of any Change of Control of *** or other transaction, in either case which results in *** controlling or being controlled by *** may exercise the foregoing withdrawal rights in the event of such Change of Control or such other transaction (a “Triggering Event”) by giving written notice to the other Parties within *** after such Triggering Event. Such withdrawal shall become effective the later of *** after such written notice is given, or (y) if the effective date of such withdrawal *** is during the period between *** at the end of such *** Neither such withdrawal nor such Triggering Event shall be a breach of this Agreement, nor shall any such withdrawal or Triggering Event give rise to *** In the event that *** notifies the other Parties of its intention to withdraw from this Agreement because of such Triggering Event (such Party, the “Withdrawing Party”), the other of such Parties *** the “Non-Withdrawing Party”) shall discuss in good faith with the other Parties, for a period of *** after such withdrawal notice is given, the terms upon which this Agreement shall remain in full force and effect. If the Non-Withdrawing Party and the other Parties can not agree on such terms and conditions during such *** period, the Non-Withdrawing Party shall thereafter have the right to terminate this Agreement upon *** notice thereof to such other Parties, and such termination shall become effective when the withdrawal of the Withdrawing Party becomes effective. As used in this Agreement, a withdrawal of a Party from this Agreement extinguishes all future obligations, rights and duties of such Party under this Agreement (other than obligations that by their terms survive a termination of this Agreement), *** as of the date such withdrawal becomes effective.

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30. Choice of Law. The Parties agree that this Agreement shall be governed by the laws of the State of New York applicable to contracts made and wholly performed within such State. For purposes of any dispute arising out of or in connection with this Agreement or the rights granted or obligations imposed hereunder (and solely for such purpose), each Party irrevocably consents and submits to the exclusive jurisdiction of the courts of the state of New York and the federal courts situated in the Southern District of New York for purposes of any and all Non-Arbitration Claims (as defined herein) and any and all actions to enforce arbitration claims or to recover damages or other relief in connection with such claims or to enforce a judgment rendered in an arbitration proceeding.

31. Press Releases. Each Party shall submit to the other Parties, for their prior written approval, which shall not be unreasonably withheld or delayed, any press release or any other public statement (“Press Release”) regarding the transactions contemplated hereunder. Notwithstanding the foregoing, any of the Parties may issue Press Releases and other disclosures as required by law, rule, regulation or court order or as reasonably advised by legal counsel without the consent of the other Party, and, in such event, the disclosing Party shall provide at least five (5) business days prior written notice of such disclosure.

32. Notices. Any notice, approval, request, authorization, direction or other communication under this Agreement shall be given in writing and shall be deemed to have been delivered and given for all purposes of (i) on the delivery date if delivered by electronic mail on the AOL Network (to screenname “AOL Notice”) in the case of AOL or, in the case of the other Parties, by confirmed facsimile to the person to whom such item is directed (with a copy via one of the other forms of delivery specified herein promptly thereafter); (ii) on the delivery date if delivered personally to the Party to whom the same is directed; (iii) one business day after deposit with a commercial overnight carrier, with written verification of receipt; or (iv) five business days after the mailing date, whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, or any other means of rapid mail delivery for which a receipt is available:

(a) if to NFL:

NFL Enterprises L.P.

280 Park Avenue

New York, NY 10017

Attn: Senior Vice President, New Media

Fax: ***

and

Covington & Burling

1201 Pennsylvania Avenue, N.W.

Washington, DC 20004

Attn: Bruce S. Wilson

Fax: ***

(b) if to SportsLine:

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SportsLine.com, Inc.

2200 W. Cypress Creek Road

Ft. Lauderdale, Florida 33309

Attn: President

Fax: ***

and:

SportsLine.com, Inc.

2200 W. Cypress Creek Road

Ft. Lauderdale, Florida 33309

Attn: General Counsel

Fax: ***

email: ***

(c) if to AOL:

America Online, Inc.

22000 AOL Way

Dulles, Virginia 20166

Attn: ***

Fax: ***

and

America Online, Inc.

22000 AOL Way

Dulles, Virginia 20166

Attn: ***

Fax: ***

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(d) if to CBS:

CBS Broadcasting Inc.

51 West 52nd Street

New York, New York 10019

Attn: President, CBS Sports

Fax: (212) 975-8709

and

CBS Television

1515 Broadway

New York, NY 10036

Attn: General Counsel

Fax: (212) 846-1921

33. SportsLine Designated Representatives. SportsLine hereby appoints the following individuals as designated representatives that have the authority to exercise each of SportsLine’s consultation and/or approval rights provided in this Agreement: (i) Andrew Sturner; (ii) Mark Mariani; or (iii) Joe Ferreira.

SportsLine may change these designated representatives upon written notice to the other Parties; provided that there shall always be at least two individuals so designated by SportsLine.

34. Amendments. No amendment, modification or waiver of the terms of this Agreement shall be binding unless reduced to writing and signed by the Parties.

35. Severability. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the Parties to this Agreement, (i) such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and (ii) the remaining terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect.

36. Force Majeure. Any delay in or failure of performance by any of the Parties (in each case, the “Performing Party”) under this Agreement shall not be considered a breach of this Agreement and shall be excused to the extent caused by any occurrence beyond the reasonable control of such party, such as acts of God, power outages and labor strikes, where such delay could not have been prevented by reasonable precautions and cannot reasonably be circumvented by the Performing Party through the use of alternative sources, work-around plans or other means (each, a “Force Majeure Event”); provided that the Performing Party continues to use its best efforts to recommence performance whenever and to whatever extent possible without delay. Any Party so delayed in its performance shall immediately notify the other Parties by telephone (to be confirmed in writing within one day of the inception of such delay) and shall describe at a reasonable level of detail the circumstances causing such delay.

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37. Arbitration.

37.1 The Parties shall act in good faith and use commercially reasonable efforts to promptly resolve any claim, dispute, controversy or disagreement (each a “Dispute”) between the Parties or any of their respective subsidiaries, affiliates, successors and assigns under or related to this Agreement or any document executed pursuant to this Agreement or any of the transactions contemplated hereby. If the Parties cannot resolve the Dispute within such timeframe, the Dispute shall be submitted to the Management Committee for resolution. For the purposes of the arbitration section of this Agreement, the term “Management Committee” shall mean a committee made up of a senior executive from each of the Parties for the purpose of resolving Disputes under this Section and generally overseeing the relationship between the Parties contemplated by this Agreement. For ten (10) days after the Dispute was submitted to the Management Committee, the Management Committee shall have the exclusive right to resolve such Dispute; provided that the Management Committee shall have the final and exclusive right to resolve Disputes arising from any provision of this Agreement which expressly or implicitly provides for the Parties to reach mutual agreement as to certain terms. If the Management Committee is unable to amicably resolve the Dispute during the ten (10) day period, then the Management Committee shall consider in good faith the possibility of retaining a third party mediator to facilitate resolution of the Dispute. In the event the Management Committee elects not to retain a mediator, the Dispute shall be subject to the resolution mechanisms described below. No Party shall seek, nor shall be entitled to seek, binding outside resolution of the Dispute (other than temporary injunctive relief pending the outcome of the resolution of a Dispute as otherwise provided herein) unless and until the Parties have been unable to amicably resolve the dispute as set forth in this paragraph (a) and then, only in compliance with the procedures set forth in this Section.

37.2 Except for Disputes relating to issues of (i) proprietary rights, including but not limited to intellectual property and confidentiality, and (ii) any provision of this Agreement which expressly or implicitly provides for the Parties to reach mutual agreement as to certain terms (which shall be resolved by the Parties solely and exclusively through amicable resolution as set forth in paragraph (a)), any Dispute not resolved by amicable resolution as set forth in paragraph (a) shall be governed exclusively and finally by arbitration. Such arbitration, including selection of arbitrators, shall be conducted by the American Arbitration Association (“AAA”) in Washington, D.C. and shall be initiated and conducted in accordance with the Commercial Arbitration Rules (“Commercial Rules”) of the AAA, including the AAA Supplementary Procedures for Large Complex Commercial Disputes (“Complex Procedures”), as such rules shall be in effect on the date of delivery of a demand for arbitration (“Demand”), except to the extent that such rules are inconsistent with the provisions set forth herein. Notwithstanding the foregoing, the Parties may agree in good faith that the Complex Procedures shall not apply in order to promote the efficient arbitration of Disputes where the nature of the Dispute, including without limitation the amount in controversy, does not justify the application of such procedures.

37.3 The Federal Arbitration Act, 9 U.S.C. Secs. 1-16, and not state law, shall govern the arbitrability of all Disputes. The arbitrators shall allow such discovery as is appropriate to the purposes of arbitration in accomplishing a fair, speedy and cost-effective resolution of the Disputes. The arbitrators shall reference the Federal Rules of Civil Procedure then in effect in setting the scope and timing of discovery. The Federal Rules of Evidence shall apply in toto. The arbitrators may enter a default decision against any Party who fails to participate in the arbitration proceedings.

37.4 The arbitrators shall have the authority to award compensatory damages only. Any award by the arbitrators shall be accompanied by a written opinion setting forth the findings of fact and

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conclusions of law relied upon in reaching the decision. The award rendered by the arbitrators shall be final, binding and non-appealable, and judgment upon such award may be entered by any court of competent jurisdiction. The Parties agree that the existence, conduct and content of any arbitration shall be kept confidential, and no Party shall disclose to any person any information about such arbitration, except as may be required by law or by any governmental authority or for financial reporting purposes in each Party’s financial statements.

37.5 Each Party shall pay the fees of its own attorneys, expenses of witnesses and all other expenses and costs in connection with the presentation of such Party’s case (collectively, “Attorneys’ Fees”). The remaining costs of the arbitration, including without limitation, fees of the arbitrators, costs of records or transcripts and administrative fees (collectively, “Arbitration Costs”) shall be borne equally by the parties. Notwithstanding the foregoing, the arbitrators may modify the allocation of Arbitration Costs and award Attorneys’ Fees in those cases where fairness dictates a different allocation of Arbitration Costs between the Parties and an award of Attorneys’ Fees to the prevailing Party as determined by the arbitrators.

37.6 Any Dispute arising out of or in connection with this Agreement or the rights granted or obligations imposed hereunder that is not subject to final resolution by the Management Committee or to arbitration under this Section or law (collectively, “Non-Arbitration Claims”) shall be brought in a state or federal court of competent jurisdiction located in the Southern District of New York.

38. Independent Contractors. The Parties to this Agreement are independent contractors. No Party is an agent, representative or partner of another Party. None of the Parties shall have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other Parties. This Agreement shall not be interpreted or construed to create an association, agency, joint venture or partnership between the Parties or to impose any liability attributable to such a relationship upon the Parties.

39. No Waiver. The failure of any of the Parties to insist upon or enforce strict performance by the other Parties of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such Party’s right to assert or rely upon any such provision or right in that or any other instance; rather, the same shall be and remain in full force and effect.

40. Survival. Any provision which, by its nature or express terms should survive, shall survive the completion, expiration, termination or cancellation of this Agreement.

41. Further Assurances. Each of the Parties shall take such action (including, but not limited to, the execution, acknowledgment and delivery of documents) as may reasonably be requested by the other Parties for the implementation or continuing performance of this Agreement.

42. Headings. The captions and headings used in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement.

43. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same document. Signatures sent by facsimile shall be deemed original signatures.

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44. Rules of Construction. The definitions set forth herein shall apply equally to both the singular and plural forms of the terms defined. Whenever the context requires, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” Except as specifically otherwise provided in this Agreement, a reference to an Article, Section or Exhibit is a reference to an Article of this Agreement, a Section of this Agreement or an Exhibit hereto, and the terms “hereof,” “herein,” and other like terms refer to this Agreement as a whole, including the Exhibits to this Agreement. The term “or” is used in its inclusive sense (“and/or”). This Agreement shall be interpreted neutrally and without regard to the party that drafted it and, in particular, no rule of construction shall be applied as against any party hereto that would result in the resolution of an ambiguity contained herein against the drafting party.

45. Entire Agreement. The Parties acknowledge that, as between NFLE, on the one hand, and CBS, AOL and SportsLine, collectively, on the other hand, this Agreement reflects the entire understanding of the Parties with respect to the subject matter hereof, that this Agreement cancels, terminates and supersedes any prior or contemporaneous agreement or understanding, whether oral or written, among them with regard to the subject matter hereof.

46. Several Liability. The Parties acknowledge that each of the Interactive Parties have independent obligations under this Agreement to be performed solely by the applicable Interactive Parties. Consequently, NFLE acknowledges and agrees that the obligations of the Interactive Parties are several and not joint and that no Interactive Party shall be liable for the breach or failure of any of the other Interactive Parties to perform its obligations under this Agreement. Notwithstanding, the foregoing, the Parties acknowledge and agree that the benefits to NFLE, as consideration for which NFLE is granting the rights granted to the Interactive Parties hereunder are inextricably linked, and that in the event of the material breach by any one of the Interactive Parties of any of the material terms of this Agreement which has not been cured by the expiration of the applicable cure period (including AOL’s and CBS’s specific right to cure set forth in Section 24.5), NFLE shall have the right to terminate this Agreement in accordance with Section 24 above with respect to all of the Interactive Parties, without incurring any liability to any non-breaching party for such termination.

47. Export Controls. Each Party shall comply with all applicable laws, regulations and rules relating to the export of commodities, software or technical data and shall not export or re-export any commodities, software or technical data, any products received from the other Party or the direct product of such commodities, software or technical data, to any proscribed country, party or entity listed in such applicable laws, regulations and rules, unless properly authorized by the U.S. Government.

48. Withdrawal Rights of the Parties in Certain Circumstances. The Parties acknowledge and agree that the nature of their respective rights and obligations hereunder are integrated and interlocking and personal to the Parties hereto. Accordingly, none of the Parties to this Agreement shall be required, whether pursuant to contractual duty, common law obligation, or otherwise, to *** except as otherwise expressly provided in Sections *** hereof. In the event that *** except as otherwise expressly provided in Sections *** shall have the right to withdraw from this Agreement *** pursuant to Section 24 hereof). For the avoidance of doubt, nothing contained in this Section 48 shall require any Party to *** except as otherwise expressly provided in Sections *** nor is any Party required to *** as contemplated in Sections *** hereof in respect of any *** or any ***

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[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties hereto have set their signatures as of the date first above written.

NFL ENTERPRISES, L.P.	CBS BROADCASTING INC.

By:	By:

Name:	Name:

Title:	Title:

AMERICA ONLINE, INC.	SPORTSLINE.COM, INC.

By:	By:

Name:	Name:

Title:	Title:

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INDEX OF DEFINITIONS

“AAA” means the American Arbitration Association.

“Access Code,” for purposes of Section 1.5, has the meaning set forth in Section 1.5.

“Account,” for purposes of Section 1.5, has the meaning set forth in Section 1.5.

“Action” has the meaning set forth in Section 28.4.

“Advertisements” means advertisements, sponsorships, promotions, links, pointers and similar services or rights, but shall for all purposes of this Agreement exclude any (and the term Advertisements shall be deemed not to include) Incidental Signage.

“Advertising and Sponsorship Sales Rights” has the meaning set forth in the recitals to this Agreement.

“Affected Party” has the meaning set forth in Section 23.2.

“Annual Minimum Referrals” shall have the meaning set forth in Section 18.

“AOL” means America Online, Inc., a Delaware corporation.

“AOL Affiliate” means any entity that, directly or indirectly, controls, is controlled by, or is under common control with AOL , including any entity in which AOL holds, directly or indirectly, at least a *** equity interest.

“AOL Carriage Plan” means the plan set forth in Exhibit P.

“AOL Carriage Terms” means the terms set forth in the form attached as Exhibit B and the attachments thereto.

“AOL Competitor” means any entity offering online or Internet connectivity services (e.g., an online service or Internet service provider) ***

“AOL Controlled Affiliate” means (i) any entity that, directly or indirectly, controls, is controlled by, or is under common control with AOL, (ii) any *** over which AOL exercises operational control, and (iii) any entity in which AOL holds, directly or indirectly, at least a *** equity interest (but which is not covered in (i) above) over which AOL exercises operational control.

“AOL Frames” means the border frame (and any other visible elements of client software) appearing around the Customized Site when an AOL Member is viewing such site). To the extent *** For avoidance of doubt, *** shall not include any navigational links or pointers or other navigational tools on the AOL Frame.

“AOL Hometown” means AOL’s interactive service, marketed under the “AOL Hometown” brand available to users of the AOL Network and the World Wide Web portion of the Internet through which such users may publish and maintain World Wide Web pages, use community tools and engage in other interactive activities, specifically excluding the AOL Standard Service Exclusions.

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“AOL Intellectual Property” has the meaning set forth in Section 22.3.

“AOL Licenses” has the meaning set forth in Section 2.2.

“AOL Look and Feel” shall mean the elements of graphics, design, organization, presentation, layout, user interface, navigation, trade dress and stylistic convention (including the digital implementations thereof) which are generally associated with proprietary interactive sites within any AOL Property, or any other AOL interactive site or service, but expressly excluding any *** or elements of graphics, design, organization, presentation, layout, user interface, navigation, trade dress and stylistic convention (including the digital implementations thereof) of ***

“AOL Marks” has the meaning set forth in Section 22.6(c).

“AOL Member” means any user of the AOL Network, including authorized users (including any sub-accounts under an authorized master account) of the AOL Service and/or the CompuServe Service.

“AOL Network” means (i) The AOL Properties, and (ii) any other product, service or property owned, operated, distributed or authorized to be distributed by or through AOL or any AOL Affiliate worldwide (and including those properties excluded within the definition of the AOL Properties). It is understood and agreed that the rights of the Parties other than AOL hereunder relate solely to the AOL Properties and not generally to the AOL Network.

“AOL Plus” means the specific AOL Plus SM branded service which is available through the U.S. version of the America Online brand service and which is accessible solely through a high speed (generally over 100 kbps) broadband distribution platform, specifically excluding the AOL Standard Service Exclusions (e.g., specifically excluding, without limitation, the components of the AOL Service accessible through narrowband distribution platforms).

“AOL Properties” means the AOL Service, AOL Plus, AOL Hometown, the CompuServe Service, ICQ.com, Netscape, Digital City, and any other mutually agreed properties or products through which the Licensed Content is distributed in the future.

“AOL Quick Checkout” shall mean AOL’s “Quick Checkout” tool which allows AOL Members to enter payment and shipping information which is then passed from AOL’s centralized server unit to NFLE’s then-current e-commerce fulfillment partner for order fulfillment.

“AOL Service” means the standard narrow-band U.S. version of the America Online® brand service, specifically excluding the AOL Standard Service Exclusions.

“AOL Standard Service Exclusions” means with respect to any AOL Property (or other AOL interactive site or service), such site or service shall specifically exclude: (a) all other AOL interactive sites (e.g., the “AOL Service” shall exclude, e.g., AOL.com, Netscape, MovieFone.com, CompuServe.com, ICQ.com, etc.) or AOL interactive services (e.g., the “AOL Service” shall exclude, e.g., the CompuServe service, ICQ, AOL Instant Messenger, etc.); (b) any international versions of such

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site or service (e.g., the “AOL Service” shall exclude, e.g., AOL Europe and AOL Japan), (c) any independent product, service or property, which may be offered by, through or with the applicable AOL site or service (e.g., “You’ve Got Pictures™,” “Shop@,” “NetMail™,” “Love@AOL,” “AOL Hometown,” “My News” and “Netbusiness”), (d) any programming or Content area offered by or through such site or service over which AOL does not exercise complete operational control (including, without limitation, content areas controlled by other parties and member-created content areas), (e) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through the U.S. version of the applicable site or service, (f) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the Effective Date and (g) any other version of the applicable site or service which is materially different from the standard narrow-band U.S. version of the applicable site or service, by virtue of its branding, distribution, functionality, Content or services (e.g., in the case of Digital City, excluding, e.g., Digital City, Inc.’s “YourTown” branded cities or any other similar “light” product offering), including, without limitation, any private-label or co-branded version of the applicable site or service or any version distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer (e.g., with respect to “Netscape,” excluding, e.g., any custom Netcenters built specifically for third parties).

“AOL Sublicense Rights” has the meaning set forth in Section 2.2.

“AOL Terms of Service” shall have the meaning set forth in Section 2.2.

“AOL Tools” shall mean AOL’s tools and functionalities.

“Arbitration Costs” has the meaning set forth in Section 37.5.

“ATS” has the meaning set forth in Section 1.1(d).

“Attorney’s Fees” has the meaning set forth in Section 37.5.

“Backlog Rights” means certain revenue and related rights and associated obligations, in particular with respect to advertising placement and sponsorship designations with respect to pre-existing NFLE online contractual relationships, in each case subject to third party consent rights as set forth in Section 10.

“Broadcast or Print Media Property” shall mean *** or (v) any combination of the foregoing.

“Budget” has the meaning set forth in Section 9.

“Category Protection Price” has the meaning set forth in Section 11.8.

“CBS” means CBS Broadcasting Inc., a New York corporation.

“CBS Deadline” has the meaning set forth in Section 24.5(b).

“CBS SportsLine Website” has the meaning set forth in Section 1.3(b).

“Change of Control” shall be deemed to have occurred if (a) any person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof) shall

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acquire directly or indirectly, beneficially or of record, shares of the voting capital stock of a Party sufficient to exercise Control over such Party, or shall otherwise acquire such Control by contract, economic interest or otherwise.

“Club” means a member club of the NFL.

“Co-branded Suite” has the meaning set forth in Section 5.4.

“Coding” has the meaning set forth in Section 22.6(e).

“Commerce Terms” has the meaning set forth in Section 1.1(d)

“Commercial Rules” shall have the meaning set forth in Section 37.2.

“Complaining Party” shall have the meaning set forth in 24.5(a).

“Complex Procedures” shall have the meaning set forth in Section 37.2.

“CompuServe Service” shall mean the standard, narrow-band U.S. version of the CompuServe™ brand service, specifically excluding the AOL Standard Service Exclusions (e.g., specifically excluding, without limitation, compuserve.com, cserve.com and cs.com).

“Confidential Information” shall have the meaning set forth in Section 26.2.

“Content” means text, images, video, audio (including, without limitation, music used in time relation with text, images, or video), and other data, products, services, advertisements, promotions, URLs, keywords and other navigational elements, links, pointers, technology and software, including any modifications, upgrades, updates, enhancements and related documentation.

“Content Plan” has the meaning set forth in Section 1.2(a).

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Customized Programming” means any NFL Content provided to AOL by NFLE and used by AOL on the AOL Network (other than the Customized Site) pursuant to the rights granted to AOL in Section 8 for distribution on or through the AOL Network other than the Customized Sites and Promo Content.

“Customized Sites” means versions of the NFL Sites customized and co-branded for AOL in accordance with the terms of this Agreement, including without limitation the AOL Carriage Terms.

“Database/Direct Marketing Rights” has the meaning set forth in the recitals to this Agreement.

“Dedicated Personnel” shall have the meaning set forth in Section 1.1(b).

“Demand” has the meaning set forth in Section 37.2.

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“Digital City” means the standard, narrow-band U.S. version of the Digital City brand service’s local content offerings marketed under the Digital City® brand name, specifically excluding the AOL Standard Service Exclusions.

“Disclaimed Damages” has the meaning set forth in Section 27.6.

“Dispute” has the meaning set forth in Section 37.1.

“Domain Name,” for purposes of Section 1.5, has the meaning set forth in Section 1.5.

“Effective Date” has the meaning set forth in the heading to this Agreement.

“Emerging Media Rights” has the meaning set forth in the Section 14.8.

“Emerging Media Shared Profits” has the meaning set forth in Section 14.1.

“Emerging Media Shared Profits Cap” has the meaning set forth in Section 14.2.

“Excluded Materials” has the meaning set forth in Section 22.4.

“Excluded Technologies” has the meaning set forth in Section 3.2(g).

“Fair Market Value” has the meaning set forth in Section 15.3.

“Fantasy Football Games” has the meaning set forth in Section 5.1.

“Fantasy Football Products” has the meaning set forth in Section 5.1.

“Fantasy Tools” has the meaning set forth in Section 5.1.

“First Anniversary” has the meaning set forth in Section 15.4(a).

“Force Majeure Event” has the meaning set forth in Section 36.

“Fourth Anniversary” has the meaning set forth in Section 15.4(c).

“Game” has the meaning set forth in Section 14.8(e).

“Generally Available Sites” means the NFL Sites, excluding the Customized Sites.

“Gross Revenues” has the meaning set forth in Section 16.1.

“Holder” has the meaning set forth in Section 15.5.

“Hosting and Production Rights” has the meaning set forth in the recitals to this Agreement.

“Hospitality Rights” shall have the meaning set forth in the recitals to this Agreement.

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“ICQ.com” means ICQ’s primary Internet-based English language Interactive Service marketed under the “ICQ.com” brand, specifically excluding the AOL Standard Service Exclusions (e.g., specifically excluding, without limitation, the ICQ brand communications and messaging service, any international / non-English language versions of such site, and “ICQ It!”).

“Impression” shall mean user exposure to a Placement, as such exposure may be reasonably determined and measured by AOL in accordance with its standard methodologies and protocols. Each Placement on a page shall count as a separate Impression.

“Incidental Signage” means signage, trademarks, logos or other advertisements appearing in any photographic or video elements of NFL Content, as the result of the display or other appearance of such signage, trademarks, logos or other advertisements *** in which such photographic or video elements are recorded, so long as such signage, trademarks, logos or other advertisements *** in which the signage, trademarks, logos or other advertisements ***

“Indemnified Party” has the meaning set forth in Section 28.4.

“Indemnifying Party” has the meaning set forth in Section 28.4.

“Integrated Online Sponsorship” has the meaning set forth in Section 11.12.

“Interactive Parties” means, collectively, SportsLine, CBS and AOL.

“Interactive Service” means an entity (other than a *** offering one or more of the following:*** Notwithstanding the foregoing, in the event that any entity engages in one or more businesses that meet the definition set forth above, but such entity also engages in other businesses that do not meet the definition above, then such entity shall only be considered an Interactive Service to the extent of its businesses that meet the above definition, and shall not be considered an Interactive Service with respect to businesses in which it engages that do not meet the above definition; provided that, with respect to any restrictions on promotion of or advertising for entities which have businesses which meet the above definition, such restrictions shall apply to any promotions or advertisements for such business(es) of such entity or any promotions or advertisements which contain a direct or indirect link to any promotion or advertisement for such business(es) of such entity.

“Internet Exclusivity Rights” has the meaning set forth in the recitals to this Agreement.

“Interactive Game Rights” has the meaning set forth in the recitals to this Agreement.

“Interactive Party Content Rights” has the meaning set forth in the recitals to this Agreement.

“Internet” has the meaning set forth in Section 3.1(a).

“Internet Exclusivity” has the meaning set forth in Section 3.1.

“Keyword™ Search Terms” shall mean (a) The Keyword™ online search terms made available on the AOL Service, combining AOL’s Keyword™ online search modifier with a term or phrase specifically related to NFLE (and determined in accordance with the terms of this Agreement) and (b)

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the Go Word online search terms made available on the CompuServe Service, combining CompuServe’s Go Word online search modifier with a term or phrase specifically related to NFLE (and determined in accordance with the terms of this Agreement).

“Licensed Content” means all Content offered through the Customized Site pursuant to this Agreement or otherwise provided by or on behalf of NFLE, SportsLine or their respective agents in connection herewith (e.g., offline promotional content or online Content for distribution through the AOL Network), including without limitation, the NFL Contributed Content, all Promo Content, all Customized Programming and any modifications, upgrades, updates, enhancements and related documentation.

“Licensed Marks” has the meaning set forth in Section 7.

“Linked Television Opportunity” has the meaning set forth in Section 2.9(b).

“Magic Carpet” shall mean ***

“Management Committee” has the meaning set forth in Section 37.1.

“Marks” has the meaning set forth in Exhibit E.

“Material Breach” shall mean a Party’s material breach of, material failure to comply with, insolvency, or other material default in the performance or accuracy, as applicable, of any covenant, representation, warranty, or other obligation or duty arising under this Agreement of a nature, in terms of materiality, severity, frequency or otherwise, such that it that would, under common law, provide the non-breaching Parties hereto a right of termination or rescission.

“Member Clubs” has the meaning set forth in Section 1.4.

“Member Club Inventory” has the meaning set forth in Section 4.1.

“Member Page” shall mean any web page created by an AOL Member through AOL Hometown and using the community tools available therein.

“Minimum Category Price” shall have the meaning set forth in Section 11.7(a)(ii)(B).

“Minimum Traffic Referral Obligation” has the meaning set forth in the recitals to this Agreement.

“Most Favored Party Obligations” has the meaning set forth in the recitals to this Agreement.

“National Sponsorship Revenues” has the meaning set forth in Section 11.7(a)(ii).

“Netscape” means Netscape Communications Corporation’s primary Internet-based interactive site marketed under the “Netscape” brand, specifically excluding the AOL Standard Service Exclusions.

“NFL” means the National Football League and its member clubs.

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“NFL/AOL Content” has the meaning set forth in Section 2.2.

“NFL Broadcaster” has the meaning set forth in Section 3.3.

“NFL Co-branded Areas” has the meaning set forth in Section 1.3(b).

“NFL.com Promotional Rights” has the meaning set forth in the recitals to this Agreement.

“NFL Content” has the meaning set forth in Section 3.1.

“NFL Contributed Content” has the meaning set forth in Section 2.1.

“NFL Contributed Content Rights” has the meaning set forth in the recitals to this Agreement.

“NFL Domains” has the meaning set forth in Section 1.4.

“NFL Sites Managers” has the meaning set forth in Section 1.1(b).

“NFLE” means NFL Enterprises, L.P., a Delaware limited partnership.

“NFLE Interactive Site” has the meaning set forth in Section 3.2.

“NFLE’s Online Content” shall mean online content owned by the NFL or the NFLE.

“NFLE Sponsorship Credit Amount” has the meaning set forth in Section 11.13(b).

“NFLE Terms of Service” shall mean the terms of service set forth in the form attached as Exhibit Q.

“NFL Game” has the meaning set forth in Section 2.5.

“NFL Intellectual Property” has the meaning set forth in Section 22.1(b).

“NFL Internet Network Rights” has the meaning set forth in the recitals to this Agreement.

“NFL Other Content” has the meaning set forth in Section 14.8(a).

“NFLP” means National Football League Properties, Inc., a California corporation.

“NFL Party Sponsorship Rights” has the meaning set forth in the recitals to this Agreement.

“NFL Productions” has the meaning set forth in the recitals to this Agreement.

“NFL Productions” means NFL Productions LLC, a Delaware limited liability company.

“NFL Season” shall mean (a) the period beginning on August 1 and ending on February 15 of each year, and (b) except as used in Sections 24.2 and 24.8 hereof, also including the ten-day period in each spring during the Term which begins seven days prior to and ends two days following the completion of the NFL player draft.

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“NFL Sites” has the meaning set forth in the recitals to this Agreement.

“NFL Sites Look and Feel” shall mean the elements of graphics, design, organization, presentation, layout, user interface, navigation, trade dress and stylistic convention (including the digital implementations thereof) which are generally associated with any NFL Site or any other NFL interactive site or service (exclusive of the AOL Frames and AOL Tools).

“Non-Arbitration Claims” has the meaning set forth in Section 37.6.

“Non-Dedicated Personnel” has the meaning set forth in Section 1.1(b).

“Offline Media” shall mean, collectively, (a) television, radio, print and “out of home” (e.g., buses and billboards, point of purchase and other “place-based” promotions) advertisements, and (b) publications, programs, features or other forms of offline media, in each case, over which NFLE exercises at least partial editorial control.

“Online” has the meaning set forth in Section 14.8(e).

“Online Commerce Rights” has the meaning set forth in the recitals in this Agreement.

“Online Interactive Games” has the meaning set forth in Section 14.8(e).

“Online Terms” has the meaning set forth in Section 1.1(d)

“Operating Standards” has the meaning set forth in Section 1.1(a)(ii).

“Other Parties” shall mean Parties to this Agreement other than AOL.

“Party” means, individually, SportsLine, CBS, AOL and NFLE.

“Party Cross-Promotional Rights” has the meaning set forth in the recitals to this Agreement.

“Parties” means, collectively, SportsLine, CBS, AOL and NFLE.

“Performing Party” has the meaning set forth in Section 36.

“Placements” means, collectively, (a) the NFL Sites promotional placements described on the AOL Carriage Plan and (b) any other placements or promotions provided by AOL to NFLE on the AOL Network.

“Press Release” has the meaning set forth in Section 31.

“Prior Business Relationship” shall mean a relationship where ***

“Privacy Policy” has the meaning set forth in Section 13.3.

“Product” shall mean any product, good or service which ***

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“Production Expense Funding Obligations” has the meaning set forth in the recitals to this Agreement.

“Promo Content” means NFL Content provided by NFLE and formatted for online distribution by SportsLine for AOL pursuant to Section 6 of the Agreement for inclusion within a Placement.

“Promotion and Carriage Plans” has the meaning set forth in Section 17.

“Promotions” has the meaning set forth in Section 17.

“Records” has the meaning set forth in Section 25.1.

“Registrar,” for purposes of Section 1.5, has the meaning set forth in Section 1.5.

“Restricted Category” shall mean ***

“Rights Fee Obligations” has the meaning set forth in the recitals to this Agreement.

“Rule 144” has the meaning set forth in Section 15.5.

“Sales General Manager” has the meaning set forth in Section 11.1.

“SEC” has the meaning set forth in Section 15.5.

“Securities Act” has the meaning set forth in Section 15.5.

“Site Elements” has the meaning set forth in Section 1.2(b).

“Site-Specific NFL Technology” has the meaning set forth in Section 22.2.

“SportsLine Content” shall mean all Content contained in the Customized Programming, Customized Site, Promotional Materials and Licensed Content, except for the NFL Content.

“Sponsorship Category Protection Price” has the meaning set forth in Section 11.7(a).

“SportsLine” means SportsLine.com, Inc., a Delaware corporation.

“SportsLine Common Stock” has the meaning set forth in Section 15.3.

“SportsLine Marks” has the meaning set forth in Section 22.2(a).

“SportsLine Materials” has the meaning set forth in Section 22.2.

“SportsLine Promotion Plan” has the meaning set forth in Exhibit P.

“Strategic Partner Category Protection Price” has the meaning set forth in Section 11.7(b).

“Substitute Promotions” has the meaning set forth in Section 17.

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“Teaser Content” means ***

“Technical Contact,” for purposes of Section 1.5, has the meaning set forth in Section 1.5.

“Term” has the meaning set forth in Section 24.1.

“Termination Date” has the meaning set forth in Section 15.4.

“Third Anniversary” has the meaning set forth in Section 15.4(b).

“Third Party Claims” has the meaning set forth in Section 28.1.

“Trademark and Content Guidelines” has the meaning set forth in Section 1.2(f).

“Traffic Reporting Arrangements” has the meaning set forth in the recitals to this Agreement.

“Unfilled Promotions” has the meaning set forth in Section 17.

“User Data” has the meaning set forth in Section 13.1.

“Variable Expenses” has the meaning set forth in Section 9.5.

***

“Viacom” has the meaning set forth in Section 1.3.

“Website” means a group of files generally accessible (including by paid subscribers, e.g., subscribers to AOL) by Internet users, including those on the World Wide Web: (a) at a Universal Resource Locator (URL) addresses that contain a common domain name (or such other naming convention as may be adopted in general use), (b) via hypertext transfer protocol (HTTP) or its commonly used variants (such as HTTPS) or successor protocols, and (c) using only such plug-ins as are available free or at nominal cost; including, where the context so requires, any wireless web channels (e.g., WAP format).